                                                                       EXECUTION

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                           LEHMAN BROTHERS BANK, FSB,


                                                                       Purchaser


                                       and

                          FIFTH THIRD MORTGAGE COMPANY,


                                                                         Company






      --------------------------------------------------------------------

         FLOW MORTGAGE LOAN PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                            Dated as of July 1, 2005

      --------------------------------------------------------------------

                       Conventional Residential Fixed and
                         Adjustable Rate Mortgage Loans

                               Group No. 2005-FLOW








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                                                  TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                                                      ARTICLE I

                                                     DEFINITIONS



                                                     ARTICLE II

                             CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
                                       BOOKS AND RECORDS; CUSTODIAL AGREEMENT
                                                DELIVERY OF DOCUMENTS

Section 2.01        Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing
                      Files......................................................................................13
Section 2.02        Books and Records; Transfers of Mortgage Loans...............................................14
Section 2.03        Custodial Agreement; Delivery of Documents...................................................15
Section 2.04        MERS Designated Mortgage Loans...............................................................16


                                                     ARTICLE III

                                                   PURCHASE PRICE

Section 3.01        Purchase Price...............................................................................16


                                                     ARTICLE IV

                                           REPRESENTATIONS AND WARRANTIES;
                                                 REMEDIES AND BREACH

Section 4.01        Company Representations and Warranties.......................................................17
Section 4.02        Representations and Warranties Regarding Individual Mortgage Loans...........................20
Section 4.03        Remedies for Breach of Representations and Warranties........................................33
Section 4.04        Restrictions and Requirements Applicable in the Event that a Mortgage Loan is
                      Acquired by a REMIC........................................................................35
Section 4.05        Post Closing Due Diligence...................................................................37



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
                                                      ARTICLE V

                                   ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 5.01        Company to Act as Servicer...................................................................37
Section 5.02        Liquidation of Mortgage Loans................................................................39
Section 5.03        Collection of Mortgage Loan Payments.........................................................39
Section 5.04        Establishment of and Deposits to Custodial Account...........................................40
Section 5.05        Permitted Withdrawals From Custodial Account.................................................41
Section 5.06        Establishment of and Deposits to Escrow Account..............................................42
Section 5.07        Permitted Withdrawals From Escrow Account....................................................43
Section 5.08        Payment of Taxes, Insurance and Other Charges................................................44
Section 5.09        Protection of Accounts.......................................................................44
Section 5.10        Maintenance of Hazard Insurance..............................................................45
Section 5.11        Maintenance of Mortgage Impairment Insurance.................................................47
Section 5.12        Maintenance of Fidelity Bond and Errors and Omissions Insurance..............................47
Section 5.13        Inspections..................................................................................48
Section 5.14        Restoration of Mortgaged Property............................................................48
Section 5.15        Maintenance of PMI and/or LPMI Policy; Claims................................................48
Section 5.16        Title, Management and Disposition of REO Property............................................50
Section 5.17        Real Estate Owned Reports....................................................................52
Section 5.18        Liquidation Reports..........................................................................52
Section 5.19        Notification of Adjustments..................................................................52
Section 5.20        Reports of Foreclosures and Abandonments of Mortgaged Property...............................52
Section 5.21        Waiver of Prepayment Charges.................................................................53
Section 5.22        Credit Reporting.............................................................................53
Section 5.23        Safeguarding Customer Information............................................................53
Section 5.24        PMI Obligations..............................................................................53


                                                     ARTICLE VI

                                                PAYMENTS TO PURCHASER

Section 6.01        Remittances..................................................................................54
Section 6.02        Statements to Purchaser......................................................................54
Section 6.03        Monthly Advances by Company..................................................................55


                                                     ARTICLE VII

                                            GENERAL SERVICING PROCEDURES

Section 7.01        Transfers of Mortgaged Property..............................................................55
Section 7.02        Satisfaction of Mortgages and Release of Mortgage Files......................................56
Section 7.03        Servicing Compensation.......................................................................56
Section 7.04        Annual Audit Report..........................................................................57
Section 7.05        Annual Officer's Certificate.................................................................57
Section 7.06        Right to Examine Company Records.............................................................57



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
                                                    ARTICLE VIII

                                       AGENCY TRANSFER; PASS-THROUGH TRANSFER

Section 8.01        Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency
                      Transfer, or a Pass-Through Transfer on One or More Reconstitution Dates...................58
Section 8.02        Transfer of Servicing Following Reconstitution...............................................61
Section 8.03        Purchaser's Repurchase and Indemnification Obligations.......................................61
Section 8.04        Transfer Of Servicing........................................................................62


                                                     ARTICLE IX

                                                     THE COMPANY

Section 9.01        Indemnification; Third Party Claims..........................................................62
Section 9.02        Merger or Consolidation of the Company.......................................................63
Section 9.03        Limitation on Liability of Company and Others................................................63
Section 9.04        Limitation on Resignation and Assignment by Company..........................................64
Section 9.05        Limitation on Assignment by the Company......................................................65


                                                      ARTICLE X

                                                       DEFAULT

Section 10.01       Events of Default............................................................................65
Section 10.02       Waiver of Defaults...........................................................................66


                                                     ARTICLE XI

                                                     TERMINATION

Section 11.01       Termination..................................................................................67
Section 11.02       Termination Without Cause....................................................................67


                                                     ARTICLE XII

                                              MISCELLANEOUS PROVISIONS

Section 12.01       Successor to Company.........................................................................68
Section 12.02       Amendment....................................................................................69
Section 12.03       Closing......................................................................................69
Section 12.04       Closing Documents............................................................................70
Section 12.05       Place of Delivery and Governing Law..........................................................71
Section 12.06       Duration of Agreement........................................................................71
Section 12.07       Notices......................................................................................72




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
Section 12.08       Severability of Provisions...................................................................72
Section 12.09       Relationship of Parties......................................................................72
Section 12.10       Execution; Successors and Assigns............................................................73
Section 12.11       Assignments of Mortgage; Costs...............................................................73
Section 12.12       Assignment by Purchaser......................................................................73
Section 12.13       No Personal Solicitation.....................................................................73
Section 12.14       Confidential Information.....................................................................74
Section 12.15       Appointment and Designation of Master Servicer...............................................75
Section 12.16       Waivers; Other Agreements....................................................................75
Section 12.17       Further Agreements...........................................................................75
Section 12.18       Intention of the Parties.....................................................................76
Section 12.19       Exhibits.....................................................................................76
Section 12.20       General Interpretive Principles..............................................................76







                                                       - iv -
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



                                    EXHIBITS

EXHIBIT A-1         ACKNOWLEDGMENT AND CONVEYANCE AGREEMENT
EXHIBIT A-2         MORTGAGE LOAN SCHEDULE DATA FIELDS
EXHIBIT B           CONTENTS OF EACH MORTGAGE FILE
EXHIBIT C           RESERVED
EXHIBIT D-1         FORM OF CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT D-2         FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT E-1         FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT E-2         FORM OF ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT F-1         FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT F-2         STANDARD LAYOUT FOR DEFAULTED LOAN REPORT
EXHIBIT G           FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT H           COMPANY'S OFFICER'S CERTIFICATE
EXHIBIT I           FORM OF OPINION OF COUNSEL TO COMPANY
EXHIBIT J-1         SECURITY RELEASE CERTIFICATION
EXHIBIT J-2         SECURITY RELEASE CERTIFICATION

         This is a Flow Mortgage Loan Purchase, Warranties and Servicing Agreement for conventional fixed and adjustable rate residential first and second lien mortgage loans (the "Agreement"), dated as of July 1, 2005, by and between Lehman Brothers Bank, FSB, as purchaser (the "Purchaser"), and Fifth Third Mortgage Company, as seller and servicer (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company has agreed to sell from time to time to the Purchaser, and the Purchaser has agreed to Purchase from time to time from the Company, certain fixed and adjustable rate residential first and second lien mortgage loans (the "Mortgage Loans") on a servicing retained basis as described herein, and which shall be delivered as whole loans on the related Closing Date, as defined below;

         WHEREAS, each Mortgage Loan will be secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule; and

         WHEREAS, the Purchaser and the Company wish to prescribe the manner of conveyance, servicing and control of the Mortgage Loans.

         NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Company agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The following terms are defined as follows (except as otherwise agreed in writing by the parties):

         Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (i) of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and (ii) in accordance with all applicable state, federal and local laws.

         Acknowledgment and Conveyance Agreement: The agreement, substantially in the form of Exhibit A-1 hereto to be executed by the Company and the Purchaser on each Closing Date.

         Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Agency Transfer: The sale or transfer by Purchaser of some or all of the Mortgage Loans to Fannie Mae under its Cash Purchase Program or its MBS Swap Program (Special Servicing Option) or to Freddie Mac under its Freddie Mac Cash Program or Gold PC Program, retaining the Company as "servicer" thereunder.

         Agreement: This Flow Mortgage Loan Purchase, Warranties and Servicing Agreement and all amendments hereof and supplements hereto.

         ALTA: The American Land Title Association or any successor thereto.

         Ancillary Income: All income derived from the Mortgage Loans, excluding Servicing Fees and Prepayment Charges attributable to the Mortgage Loans, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

         Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

         Approved Flood Policy Insurer: Any of the following insurers: Flood Data Services, Inc., Flood Zone, Inc., GEOTrac, or TransAmerica Flood Hazard Certification, or such other flood policy insurer acceptable to the Purchaser in its sole discretion.

         Approved Tax Service Contract Provider: Any of the following providers:
First American, Transamerica, Lereta or Fidelity, or such other tax service contract provider acceptable to the Purchaser in its sole discretion.

         ARM Mortgage Loan: A Mortgage Loan pursuant to which the interest rate shall be adjusted from time to time in accordance with the related Mortgage Note.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser, or in the case of a MERS Designated Mortgage Loan, a confirmed electronic transmission to MERS, identifying a transfer of ownership of the related Mortgage to the Purchaser or its designee.

         Balloon Mortgage Loan: Any Mortgage Loan (a) that requires only payments of interest until the stated maturity date of the Mortgage Loan or (b) for which Monthly Payments of principal (not including the payment due on its stated maturity date) are based on an amortization schedule that would be insufficient to fully amortize the principal thereof by the stated maturity date of the Mortgage Loan.

         BIF: The Bank Insurance Fund, or any successor thereto.

         BPO: A broker's price opinion obtained by the Purchaser.

         Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed.

         Closing Date: Means a date on which the Company shall sell and the Purchaser shall purchase Mortgage Loans under this Agreement as set forth in the related Purchase Price and Terms Agreement.

         Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

         Combined Loan-to-Value Ratio or CLTV: With respect to any Second Lien Mortgage Loan, the ratio (expressed as a percentage) of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan at origination and (ii) the original principal amount of any related First Lien Mortgage Loan (as of the Cut-off Date unless otherwise indicated) and (b) the lesser of (i) the Appraised Value of the Mortgaged Property and (ii) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

         Company: Fifth Third Mortgage Company, or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

         Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

         Custodial Account: The separate trust account created and maintained pursuant to Section 5.04.

         Custodial Agreement: The agreement(s) governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents. If more than one Custodial Agreement is in effect at any given time, all of the individual Custodial Agreements shall collectively be referred to as the "Custodial Agreement."

         Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns or any successor to the Custodian under the Custodial Agreement, as therein provided.

         Cut-off Date: With respect to any Mortgage Loan purchased on a Closing Date, the date as may be set forth in the related Purchase Price and Terms Agreement.

         Deleted Mortgage Loan: A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement.

         Determination Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

         Disqualified Organization: An organization defined as such in Section 860E(e) of the Code.

         Distressed Mortgage Loan: As of any Determination Date, any Mortgage Loan that is delinquent in payment for a period of ninety (90) days or more, without giving effect to any grace period permitted by the related Mortgage Loan, or for which the Servicer or Trustee has accepted a deed in lieu of foreclosure.

         Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the month following the actual Due Date.

         Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

         Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the third (3rd) calendar day prior to the Remittance Date in each month:

                  (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; and

                  (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated "P-1" by Moody's Investors Service, Inc. and the long-term debt obligations of such holding company) are rated "P-1" by Moody's Investors Service, Inc. and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least "Aa" by Moody's Investors Service, Inc.;

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations; provided, further, that upon a Pass-Through Transfer, the Eligible Investments permitted thereunder shall be set forth in the related Reconstitution Agreement.

         Notwithstanding anything to the contrary contained herein, with respect to Mortgage Loans subject to an Agency Transfer or a Pass-Through Transfer, in the event that the applicable Reconstitution Agreement has a more limiting definition of "Eligible Investments", then the definition contained in such Reconstitution Agreement shall apply to such Mortgage Loans.

         Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 5.12.

         Escrow Account: The separate account or accounts created and maintained pursuant to Section 5.06.

         Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

         Event of Default: Any one of the conditions or circumstances enumerated in Section 10.01.

         Fannie Mae: Fannie Mae, or any successor thereto.

         Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         FICO Score: A statistical credit score obtained by mortgage lenders in connection with the loan application to help assess a borrower's credit worthiness.

         Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to Section 5.12.

         First Lien: With respect to any Second Lien Mortgage Loan, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

         Freddie Mac: Freddie Mac, or any successor thereto.

         Freddie Mac Guides: The Freddie Mac Selling Guide and the Freddie Mac Servicing Guide and all amendments or additions thereto.

         Gross Margin: With respect to each ARM Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine, on each Interest Rate Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

         Index: On each Interest Rate Adjustment Date the applicable index with respect to each ARM Mortgage Loan shall be the index set forth on the Mortgage Loan Schedule with respect to such ARM Mortgage Loan.

         Initial Mortgage Interest Rate Cap: With respect to each ARM Mortgage Loan, the limit on the initial Mortgage Interest Rate adjustment such that, as to each Mortgage Loan on the initial Interest Rate Adjustment Date, no change in the Mortgage Interest Rate shall exceed 3% above the Mortgage Interest Rate in effect immediately prior to the initial Interest Rate Adjustment Date of the related Mortgage Loan.

         Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

         Interest Rate Adjustment Date: The date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

         Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

         Lifetime Rate Cap: The provision of the Mortgage Note related to each ARM Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the term of each Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

         Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

         Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the original principal amount of the Mortgage Loan at origination to the lesser of (a) the Appraised Value of the Mortgaged Property and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

         Master Servicer: Aurora Loan Services LLC or such other master servicer as the Purchaser may designate by written instruction to the Company.

         MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, and its successors in interest.

         MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Company has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Company, in accordance with the MERS Procedures Manual and (b) the Company has designated or will designate the Purchaser as the Investor on the MERS System.

         MERS Identification Number: The eighteen digit number permanently assigned to each MERS Designated Mortgage Loan.

         MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

         MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

         MERS System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

         MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

         Monthly Advance: With respect to each Remittance Date and each Mortgage Loan following Reconstitution, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) which was due on the Mortgage Loan on the Due Date in the related Due Period, and (i) which was delinquent immediately preceding the Determination Date and (ii) which was not the subject of a previous Monthly Advance.

         Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

         Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

         Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 5.11.

         Mortgage Interest Rate: With respect to each fixed rate Mortgage Loan, the fixed annual rate of interest borne on a Mortgage Note. With respect to each ARM Mortgage Loan, the annual rate of interest borne on a Mortgage Note, as adjusted from time to time in accordance with the provisions of the Mortgage Note, without regard to any modification of the Mortgage Note.

         Mortgage Interest Rate Cap: With respect to each ARM Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

         Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule annexed as Annex 1 to the related Acknowledgment and Conveyance Agreement, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

         Mortgage Loan Documents: The documents contained in the Mortgage File pertaining to each Mortgage Loan.

         Mortgage Loan Package: A group of Mortgage Loans sold to the Purchaser by the Company on a Closing Date and set forth on the Mortgage Loan Schedule annexed to the related Acknowledgment and Conveyance Agreement.

         Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

         Mortgage Loan Schedule: A schedule of Mortgage Loans annexed as Annex 1 to each Acknowledgment and Conveyance Agreement, each such schedule setting forth the data and information listed on Exhibit A-2 with respect to each Mortgage Loan.

         Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

         Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

         Mortgagor: The obligor on a Mortgage Note.

         Notice Date: The fifteenth calendar day preceding each Transfer Date, or, if such day is not a Business Day, the immediately preceding Business Day.

         Notice of Intent: As defined in Section 5.02 hereof.

         Officer's Certificate: A certificate signed by (a) the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and (b) the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

         Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who (i) is in fact independent of the Company and any Master Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Company or any Master Servicer of the Mortgage Loans or in an Affiliate of any such entity and (iii) is not connected with the Company or any Master Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

         Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction, retaining the Company as "servicer" (with or without a master servicer) thereunder.

         Periodic Rate Cap: The provision of each Mortgage Note related to each ARM Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each ARM Mortgage Loan is the rate set forth on the related Mortgage Loan Schedule.

         Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

         Prepayment Charge: With respect to any Mortgage Loan and Remittance Date, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Principal Prepayment Period in accordance with the terms of the related Mortgage Note.

         PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

         Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

         Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in the "Money Rates" section of The Wall Street Journal.

         Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Principal Prepayment Period: The month preceding the month in which the related Remittance Date occurs.

         Purchase Price: The price paid on the related Closing Date by the Purchaser to the Company in exchange for the Mortgage Loans as calculated in
Article III of this Agreement.

         Purchase Price and Terms Agreement: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement by and between the Company and the Purchaser setting forth the general terms, conditions and portfolio characteristics for each Mortgage Loan Package to be purchased hereunder as of any Closing Date.

         Purchaser: Lehman Brothers Bank, FSB or its successor in interest or assigns or any successor to the Purchaser under this Agreement as herein provided.

         Qualified Appraiser: An appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

         Qualified Depository: A depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated AA or better by Standard & Poor's, A Division of The McGraw Hill Companies.

         Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

         Rating Agency: Any of Fitch, Inc., Moody's Investors Service, Inc. or Standard & Poor's Rating Services, A Division of The McGraw-Hill Companies, Inc., or their respective successors or such other Rating Agency as may be designated by the Purchaser.

         Reconstitution: A Pass-Through Transfer, a Whole Loan Transfer or an Agency Transfer.

         Reconstitution Agreements: The agreement or agreements entered into by the Purchaser, the Company, Fannie Mae or Freddie Mac or certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Pass-Through Transfer or an Agency Transfer as set forth in Section 8.01, including, but not limited to, (i) a Fannie Mae Mortgage Selling and Servicing Contract, a Pool Purchase Contract, and any and all servicing agreements and tri-party agreements reasonably required by Fannie Mae with respect to a Fannie Mae Transfer, (ii) a Purchase Contract and all purchase documents associated therewith as set forth in the Freddie Mac Selling & Servicing' Guide, and any and all servicing agreements and tri-party agreements reasonably required by Freddie Mac with respect to a Freddie Mac Transfer, and (iii) a Pooling and Servicing Agreement and/or a subservicing/master servicing agreement and related custodial/trust agreement and related documents with respect to a Pass-Through Transfer. Such agreement or agreements shall prescribe the rights and obligations of the Company in servicing the related Mortgage Loans and shall provide for servicing compensation to the Company (calculated on a weighted average basis for all the related Mortgage Loans as of the Reconstitution Date), net of any guarantee fees due Fannie Mae or Freddie Mac, if applicable, at least equal to the Servicing Fee due the Company in accordance with this Agreement or the servicing fee required pursuant to the Reconstitution Agreement, whichever is greater.

         Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of an Agency Transfer or a Pass-Through Transfer pursuant to Section 8.01 hereof. On such date or dates, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Company's servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

         Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC Documents: The document or documents creating and governing the administration of a REMIC.

         REMIC Eligible Mortgage Loan: A Mortgage Loan held by a REMIC which satisfies and/or complies with all applicable REMIC Provisions.

         REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 86OG of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month.

         REO Disposition: The final sale by the Company of any REO Property.

         REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 5.16.

         REO Property: A Mortgaged Property acquired by the Company on behalf of the Purchasers through foreclosure or by deed in lieu of foreclosure, as described in Section 5.16.

         Repurchase Price: With respect to any Mortgage Loan, a price equal to
(a) the Stated Principal Balance of the Mortgage Loan plus (b) interest on such Stated Principal Balance at the Mortgage Interest Rate from the date on which interest has last been paid and distributed to the Purchaser to the date of repurchase, less amounts received, if any, plus amounts advanced, if any, by any servicer, in respect of such repurchased Mortgage Loan plus (c) any costs and damages incurred by the trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law.

         SAIF: The Savings Association Insurance Fund, or any successor thereto.

         Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien on the related Mortgaged Property.

         Securities Act of 1933 or the 1933 Act: The Securities Act of 1933, as amended.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorneys' fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Sections 5.01, 5.02, 5.08, 5.10, 5.13 and 5.14.

         Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, to the extent permitted by Section 5.05) of such Monthly Payment collected by the Company.

         Servicing Fee Rate: Such amount as set forth in the related Purchase Price and Terms Agreement.

         Servicing File: With respect to each Mortgage Loan the file retained by the Company consisting of originals of all documents in the Mortgage File, which are not delivered to the Purchaser or the Purchaser's designee, and copies of the Mortgage Loan Documents listed on Exhibit B hereto.

         Servicing Officer: Any officer of the Company involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

         Special Servicer: Such Person designated by the Purchaser in its sole discretion to assume the servicing of Distressed Mortgage Loans pursuant to
Section 11.02.

         Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus
(ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

         Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the certificate holders under a REMIC or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         Texas Home Equity Loan: An extension of credit described in Section 50(a)(6), Article XVI of the Texas Constitution.

         Transfer Date: The fourth calendar day of each month, of, if such day is not a Business Day, the next succeeding Business Day, or such other day as the Purchaser may determine that the servicing function may be transferred to a successor servicer. Each transfer of servicing on a Transfer Date shall be deemed to be effective immediately following the close of business on such Transfer Date.

         Underwriting Guidelines: The underwriting guidelines of the Company attached as Annex 3 to the related Acknowledgment and Conveyance Agreement.

         Whole Loan Transfer: The sale or transfer of some or all of the Mortgage Loans to a third party purchaser in a whole loan transaction pursuant to a loan purchase, warranties and servicing agreement or a participation and servicing agreement, or similar agreement, retaining the Company as "servicer" thereunder.

                                   ARTICLE II

           CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
                     BOOKS AND RECORDS; CUSTODIAL AGREEMENT
                              DELIVERY OF DOCUMENTS

         Section 2.01 Conveyance of Mortgage Loans; Possession of Mortgage
                      Files; Maintenance of Servicing Files.

         On each Closing Date, the Company, simultaneously with the execution and delivery of the related Acknowledgment and Conveyance Agreement, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all right, title and interest of the Company in and to the Mortgage Loans included in the related Mortgage Loan Package, together with Mortgage Files and all rights and obligations arising under the documents contained therein for each Mortgage Loan. Pursuant to
Section 2.03 hereof, on or prior to each Closing Date, the Company shall deliver the Mortgage File for each Mortgage Loan included in the related Mortgage Loan Package to the Purchaser or its designee.

         The contents of each Servicing File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Custodian. The possession of any portion of the Servicing File by the Company is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. Each Servicing File shall be segregated from the other books and records of the Company and shall be appropriately marked to clearly reflect the sale of the related Mortgage Loan to the Purchaser. The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant hereto.

         Section 2.02 Books and Records; Transfers of Mortgage Loans.

         Record title to each Mortgage and the related Mortgage Note as of the applicable Closing Date shall be in the name of the Purchaser or as the Purchaser shall designate. All rights arising out of the Mortgage Loans in a Mortgage Loan Package including but not limited to, all funds received by the Company after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the Mortgage Loans, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans. The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

         The sale of each Mortgage Loan in a Mortgage Loan Package shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the Fannie Mae Selling and Servicing Guide, as amended from time to time.

         The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that with respect to Whole Loan Transfers only, the transferee will not be deemed to be a Purchaser hereunder binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the instrument of transfer and an assignment and assumption of this Agreement in the form of Exhibit G hereto executed by the transferee shall have been delivered to the Company. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

         Section 2.03 Custodial Agreement; Delivery of Documents.

         Not later than the date set forth in the related Purchase Price and Terms Agreement, the Company shall deliver and release to the Custodian those Mortgage Loan Documents as required by this Agreement with respect to each Mortgage Loan in the related Mortgage Loan Package.

         On or prior to the related Closing Date, the Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the initial certification of the Custodian in the form annexed to the Custodial Agreement. The Purchaser shall be responsible for maintaining the Custodial Agreement and shall pay all fees and expenses of the Custodian. On the related Closing Date, the Company shall release any interest that it has in the Mortgage Loan Documents upon its receipt of the Purchase Price for the Mortgage Loans. Within thirty (30) days of receipt by the Company of any notice from the Purchaser or the Custodian that any of the Mortgage Loan Documents is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a "Material Defect"), the Company shall cure such Material Defect (and, in such event, the Company shall provide the Purchaser with an Officer's Certificate confirming that such cure has been effected). If the Company does not so cure such Material Defect, it shall, if such Material Defect would under Accepted Servicing Practices reasonably be expected to result in a loss, repurchase the related Mortgage Loan at the Repurchase Price. A loss shall be deemed to be attributable to the failure of the Company to cure a Material Defect if, as determined by the Purchaser acting in good faith, absent such Material Defect, such loss would not have been incurred. In addition to such repurchase obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any missing, mutilated or improper Mortgage Loan Document, or any claim, demand, defense or assertion based on or grounded upon, or resulting therefrom, as well as for any expenses reasonably incurred by the Purchaser in enforcing its remedies hereunder in connection with any missing, mutilated or improper Mortgage Loan Document.

         The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 5.01 or 7.01 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty days of its submission for recordation.

         The Company shall deliver a final Mortgage Loan Schedule for the Mortgage Loans included in any Mortgage Loan Package to be purchased on any Closing Date to the Purchaser no later than the date set forth in the related Purchaser Price and Terms Agreement.

         Section 2.04 MERS Designated Mortgage Loans.

         With respect to each MERS Designated Mortgage Loan, the Company shall, on or prior to the related Closing Date, designate the Purchaser as the Investor and the Custodian as custodian, and no Person shall be listed as Interim Funder on the MERS System. In addition, on or prior to the related Closing Date, the Company shall provide the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor, the Custodian as custodian and no Person as Interim Funder with respect to each MERS Designated Mortgage Loan.

                                   ARTICLE III

                                 PURCHASE PRICE

         Section 3.01 Purchase Price.

         The Purchase Price shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to the adjustments as provided therein), multiplied by the aggregate principal balance, as of the related Cut-off Date, of the Mortgage Loans listed on the related Mortgage Loan Schedule, after application of payments of principal received on or before the related Cut-off Date. Notwithstanding the foregoing, if a Mortgage Loan prepays in full between the related Cut-off Date and the related Closing Date, inclusive, the Company shall either remove such Mortgage Loan from the Mortgage Loan Schedule or reimburse the Purchaser for the premium over par (if any) which the Purchaser paid within three (3) days of the related Closing Date. In addition, Purchaser will not purchase any Mortgage Loan that has not made a payment as of the date set forth in the related Purchase Price and Terms Agreement. The initial principal amount of the Mortgage Loans shall be the aggregate principal balance of such Mortgage Loans, so computed as of the related Cut-off Date. On each Closing Date, the Purchaser shall deduct from the Purchase Price proceeds certain costs and expenses set forth in Article XIII or in the related Purchase Price and Terms Agreement.

         In addition to the Purchase Price as described above, the Purchaser shall pay to the Company, on the related Closing Date, accrued interest on the initial principal amount of the Mortgage Loans at the weighted average Mortgage Loan Remittance Rate from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

         The Purchase Price shall be paid on the related Closing Date by wire transfer of immediately available federal funds.

         The Purchaser shall be entitled to (i) all principal received after the related Cut-off Date, (ii) all other recoveries of late charges, assumption fees or other charges collected after the related Cut-off Date, and (iii) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate. The principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal received on or before the related Cut-off Date. All payments of principal and interest (minus interest at the Servicing Fee Rate) due on the first day of the month after the related Cut-off Date shall belong to the Purchaser.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES;
                               REMEDIES AND BREACH

         Section 4.01 Company Representations and Warranties.

         The Company represents and warrants to the Purchaser that as of each Closing Date:

         (a) Due Organization and Authority. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite corporate action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

         (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

         (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company's charter or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

         (d) Ability to Service. The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae and Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae and Freddie Mac eligibility requirements or which would require notification to either Fannie Mae and Freddie Mac;

         (e) Reasonable Servicing Fee. The Company acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

         (f) Ability to Perform. The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;

         (g) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Company contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

         (h) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

         (i) Selection Process. The Mortgage Loans were not intentionally selected in a manner so as to affect adversely the interests of the Purchaser;

         (j) Pool Characteristics. With respect to each Mortgage Loan Package, the Mortgage Loan characteristics set forth on Exhibit 2 to the related Acknowledgment and Conveyance are true and complete.

         (k) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

         (l) Sale Treatment. The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

         (m) Financial Statements. The Company has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the Company and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Company has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

         (n) No Commissions to Third Parties. The Company has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Purchaser.

         (o) Origination. The Company's decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Company's Underwriting Guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

         (p) MERS: The Company is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS;

         (q) Fair Consideration. The consideration received by the Company upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans; and

         (r) Compliance with Anti-Money Laundering Laws. The Company has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2003, and the laws and regulations administered by the U.S. Department of Treasury's Office of Foreign Assets Control ("OFAC"), which prohibit dealings with certain countries, territories, entities and individuals named in OFAC's Sanction Programs and on the Specially Designated Nationals and Blocked Persons List (collectively, the "Anti-Money Laundering Laws"). The Company has established an anti-money laundering compliance program to the extent required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

         Section 4.02 Representations and Warranties Regarding Individual
                      Mortgage Loans.

         As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the related Closing Date:

         (a) Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

         (b) Payments Current. All payments required to be made up to the related Closing Date on the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent for 30 days or more at any time preceding such Closing Date. The first Monthly Payment shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

         (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

         (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Purchaser or its designee. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Purchaser or its designee and the terms of which are reflected in the related Mortgage Loan Schedule;

         (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at any time prior to the Closing Date;

         (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Fannie Mae and Freddie Mac. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards a life-of-loan flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. Such flood insurance shall be with an Approved Flood Policy Insurer. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Company has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

         (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, predatory and abusive lending, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Company shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

         (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

         (i) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, an individual unit in a planned unit development, or a manufactured dwelling permanently affixed to the ground, provided, however, that any condominium unit or planned unit development shall conform with the applicable Underwriting Guidelines regarding such dwellings and that no residence or dwelling is a mobile home. None of the Mortgaged Properties are mobile homes, log homes, geodesic homes or other unique property. No portion of the Mortgaged Property is used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes;

         (j) Valid First or Second Lien. With respect to any First Lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, and with respect to any Second Lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected second lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first or second lien, as applicable, of the Mortgage subject only to:

                  (1) with respect to any Second Lien Mortgage Loan, the related First Lien;

                  (2) the lien of current real property taxes and assessments not yet due and payable;

                  (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and

                  (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

         Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser;

         (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage and any other related agreement have been duly and properly executed by such parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud was committed in connection with the origination of the Mortgage Loan. The Company has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

         (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

         (m) Ownership. The Company is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Company has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Company intends to relinquish all rights to possess, control and monitor the Mortgage Loan;

         (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations, savings banks or national banks having principal offices in such state, or (5) not doing business in such state;

         (o) LTV; CLTV. No Mortgage Loan has an LTV of greater than as set forth in the related Purchase Price and Terms Agreement. No Second Lien Mortgage Loan has a CLTV of greater than 100%;

         (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage with respect to First Lien Mortgage Loans and as to the second priority lien of the Mortgage with respect to Second Lien Mortgage Loans in the original principal amount of the Mortgage Loan subject only to the exceptions contained in clauses (1), (2), (3) and (4) of the "Valid First or Second Lien" representation of this Section 4.02, and with respect to each ARM Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Company, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

         (q) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note or related documents and no event which, with the passage of time or with notice and the expiration of any applicable grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Second Lien Mortgage Loan, (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

         (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

         (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, no improvements on adjoining properties to which value was assigned encroach upon the Mortgaged Property; further, the value of the Mortgaged Property is not diminished by any improvements on adjoining properties which encroach the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

         (t) Origination; Payment Terms. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority. The Mortgage Interest Rate is (i) with respect to ARM Mortgage Loans, adjusted on each Interest Rate Adjustment Date pursuant to the Mortgage Loan Documents and rounded as required under Accepted Servicing Practices and subject to the Mortgage Interest Rate Cap, the Periodic Rate Cap and the Lifetime Rate Cap and (ii) with respect to fixed rate Mortgage Loans, the fixed interest rate set forth in the Mortgage Note. Except with respect to any balloon Mortgage Loan as indicated on the related Mortgage Loan Schedule, the Mortgage Note is payable in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. The Mortgage Interest Rate, as well as the Lifetime Rate Cap, the Periodic Rate Cap and the Mortgage Interest Rate Cap, are as set forth on the Mortgage Loan Schedule. No ARM Mortgage Loan contains terms whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed rate Mortgage Loan and no ARM Mortgage Loan contains a rounding feature. All of the ARM Mortgage Loans contain an interest rate provision that requires a lookback of 45 days. No Mortgage Loan contains a negative amortization provision;

         (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial or non-judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

         (v) Conformance with Underwriting Guidelines; Underwriting Methodology. Each Mortgage Loan fully conforms to all underwriting guidelines and other requirements of Fannie Mae and Freddie Mac other than with respect to the original principal amount. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time the Mortgage Loan was originated. The Mortgage Note and Mortgage are on forms acceptable to participants in the secondary mortgage market for similar types of Mortgage Loans. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

         (w) Occupancy of the Mortgaged Property. As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

         (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in the "valid first or second lien" representation above;

         (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

         (z) Acceptable Investment. The Company has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by the Company generally;

         (aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered by the Company under this Agreement have been delivered to the Purchaser or its designee. The Company is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B hereto, except for such documents the originals of which have been delivered to the Purchaser or its designee;

         (bb) Condominiums/Planned Unit Developments/Manufactured Dwellings. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the related Underwriting Guidelines. With respect to each Mortgage Loan secured by a manufactured home: (i) the manufactured home is permanently affixed to a foundation which is suitable for the soil conditions of the site; (ii) all foundations, both perimeter and interior have footings that are located below the frost line; (iii) any wheels, axles and trailer hitches are removed from the manufactured home; (iv) the Mortgage Loan is covered under a standard real estate title insurance policy or attorney's title opinion or certificate that identified the manufactured home as part of the real property and insures or indemnifies against any loss if the manufactured home is determined not to be part of the real property. In no event shall any Mortgage Loan be secured by a mobile home;

         (cc) Transfer of Mortgage Loans. If the Mortgage Loan is not a MERS Designated Mortgage Loan, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

         (dd) Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgage thereunder;

         (ee) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Company, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

         (ff) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest readjustment feature or rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having the lien priority as indicated on the Mortgage Loan Schedule by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

         (gg) Mortgaged Property Undamaged. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

         (hh) Collection Practices; Escrow Payments. The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage or the Mortgage Note. With respect to each ARM Mortgage Loan, all Mortgage Interest Rate adjustments have been made in strict compliance with federal law and the terms of the Mortgage Note. The index used for the adjustment of the Mortgage Interest Rate on each ARM Mortgage Loan is the Index. The Company executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

         (ii) Appraisal. The Mortgage File contains an appraisal of the related Mortgage Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser;

         (jj) Servicemembers' Civil Relief Act. The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Relief Act or any other federal or state law that would have the effect of suspending or reducing the Mortgagor's payment obligations under a Mortgage Loan or that would prevent or restrict the ability of the Servicer to commence or continue with the foreclosure of the Mortgage Loan;

         (kk) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Company's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

         (ll) No Construction Loans. No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

         (mm) Insurance. The Company has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser; No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Company or any designee of the Company or any corporation in which the Company or any officer, director, or employee had a financial interest at the time of placement of such insurance;

         (nn) Regarding the Mortgagor. The Mortgagor is one or more natural persons;

         (oo) Predatory Lending Regulations. No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994. No Mortgage Loan is classified as a "high cost," "threshold," "covered", "abusive" or "predatory" loan or a similar loan under any applicable state, federal or local law (or similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees). Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide. Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws. No Mortgage Loan is classified as "High Cost" or "Covered" as set forth in the then current Standard & Poor's LEVELS(R) Glossary;

         (pp) Higher Cost Products. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan's originator or any Affiliate of the Mortgage Loan's originator. If, at the time of loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending Affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the Mortgagor's application to such Affiliate for underwriting consideration;

         (qq) REMIC Status. The Mortgage Loan is a qualified mortgage for inclusion in a "real estate mortgage investment conduit" for federal income tax purposes;

         (rr) Simple Interest Mortgage Loans. None of the Mortgage Loans are simple interest Mortgage Loans;

         (ss) Single Premium Credit Life Insurance. No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit evidenced by the Mortgage Loan. No Mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

         (tt) Tax Service Contract The Company has obtained a life of loan, transferable real estate tax service contract with an Approved Tax Service Contract Provider on each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser; upon the initial set-up, each such tax service contract shall contain complete and accurate information with respect to the Mortgage Loan and the Mortgaged Property;

         (uu) Flood Certification Contract. The Company has obtained a life of loan, transferable flood certification contract with an Approved Flood Policy Insurer for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

         (vv) Genuineness of Signatures. Each of the documents in the Mortgage File is genuine and contains genuine signatures. Each document that Purchaser requires to be an original document is an original document. All certified copies of original documents are true copies and meet the applicable requirements and specifications of this Agreement and any other written requirements that Purchaser has reasonably made of the Company;

         (ww) No Prior Rejection. No Mortgage Loan has been previously submitted for purchase by the Company to the Purchaser and reviewed and rejected by the Purchaser for underwriting reasons;


         (xx) Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to MERS, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Company, or is in the process of being recorded;

         (yy) FICO Scores. The FICO score of each Mortgage Loan is not less than what is set forth on the related Mortgage Loan Schedule;

         (zz) Prepayment Premium. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) the prepayment premium is enforceable and will be enforced by the Company through the related Closing Date, (ii) the prepayment premium is permitted pursuant to federal, state and local law and does not exceed the maximum amount permitted under applicable law, (iii) prior to the origination of such Mortgage Loan, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (iv) prior to the origination of such Mortgage Loan, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (v) the prepayment premium is disclosed to the borrower in the Mortgage Loan Documents pursuant to applicable state and federal law and
(vi) for Mortgage Loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note, unless the Mortgage Loan was modified to reduce the prepayment period to no more than three (3) years from the date of the Mortgage Note and the Mortgagor was notified in writing of such reduction in prepayment period,
(vii) notwithstanding any state or federal law to the contrary or clause (i) above, the Company shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments and (viii) the prepayment premium is set forth on the related Mortgage Loan Schedule;

         (aaa) Origination. No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or, in the application of any insurance in relation to such Mortgage Loan; no predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan. No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at any time prior to the origination of the Mortgage Loan, nor has any Mortgagor had a foreclosure proceeding commenced against such Mortgagor within twenty-four months prior to origination of the Mortgage Loan;

         (bbb) Credit Reporting. The Company has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

         (ccc) Second Lien Mortgage Loans.

                  (i) Either (A) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (B) such consent has been obtained and is contained in the Mortgage File;

                  (ii) With respect to any Second Lien Mortgage Loan, the Company has not received notice of: (A) any proceeding for the total or partial condemnation of any Mortgaged Property, (B) any subsequent, intervening mortgage, lien, attachment, lis pendens or other encumbrance affecting any Mortgaged Property or (C) any default under any mortgage, lien or other encumbrance senior to each Mortgage;

                  (iii) With respect to any Second Lien Mortgage Loan, where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed of record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder;

                  (iv) No Second Lien Mortgage Loan is a "home equity line of credit" or Texas Home Equity Loan; and

                  (v) As of the related Closing Date, the Company has not received a notice of default of a First Lien which has not been cured;

         (ddd) Escrow Analysis. If applicable, with respect to each Mortgage, the Company has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

         (eee) Mortgagor Disclosure. All points, fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. The Company shall maintain such statement in the Mortgage File;

         (fff) Arbitration. No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. No Mortgage Loan is subject to mandatory arbitration except when the terms of the arbitration also contain a waiver provision that provides that in the event of a sale or transfer of the Mortgage Loan or interest in the Mortgage Loan to Fannie Mae, the terms of the arbitration are null and void;

         (ggg) Balloon Mortgage Loans. No Mortgage Loan is a Balloon Mortgage Loan that has an original stated maturity of less than seven (7) years;

         (hhh) LTV, PMI Policy. With respect to each Mortgage Loan for which the related Mortgage Loan Schedule indicates there is a PMI Policy, the LTV of the Mortgage Loan either is not more than 80% or the excess over 75% of the Appraised Value is and will be insured as to payment defaults by a PMI Policy until the LTV of such Mortgage Loan is reduced to 80%. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith;

         (iii) Texas Home Equity Loans. With respect to any Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with. Specifically, without limiting the generality of the foregoing, any fees paid in connection with such Mortgage Loan in order for the Mortgagor to receive a reduced interest rate are not required to be included in the calculation of the aggregate fees pursuant to Section 50(a)(6)(E) of the Texas Constitution; and

         (jjj) Imaged Documents. Any document to be included in the Mortgage File that is delivered as an imaged document (and not accompanied by the original underlying document) represents a true, complete, and correct copy of the original document in all respects, including, but not limited to, all signatures conforming with signatures contained in the original document, no information having been added or deleted, and no imaged document having been manipulated or altered in any manner. Each imaged document is clear and legible in all material respects, including, but not limited to, accurate reproductions of photographs. No original documents have been or will be altered in any material manner.

         The destruction by the Company of any original document underlying an imaged document or the inability of Company to produce a copy of such original document upon request shall not cause (i) any material delay in the enforcement of the Mortgage Loan, (ii) any inability to collect all amounts due under the Mortgage Loan, including without limitation, in connection with a foreclosure or other sale of the Mortgaged Property, (iii) private institutional investors to regard the Mortgage Loan as an unacceptable investment or adversely affect the value or marketability of the Mortgage Loan, or (iv) any claims from holders of mortgage-backed securities collateralized by the Mortgage Loan.

         Section 4.03 Remedies for Breach of Representations and Warranties.

         (a) It is understood and agreed that the representations and warranties set forth in Sections 4.01 and 4.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser, or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (in the case of any of the foregoing, a "Breach"), the party discovering such Breach shall give prompt written notice to the other. With respect to those representations and warranties which are made to the best of the Company's knowledge, if it is discovered by the Company or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser (or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), notwithstanding the Company's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

         Upon discovery by either party of a Breach of any representation or warranty, the party discovering such Breach shall give prompt notice to the other part. Within 60 days of the earlier of either discovery by or notice to the Company of any Breach of a representation or warranty, the Company shall use its best efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured, the Company shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a Breach shall involve any representation or warranty set forth in Section 4.01, and such Breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Company of such Breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Company at the Repurchase Price.

         Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 4.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

         At the time of repurchase, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place, and the related Mortgage Loan Schedule shall be deemed amended to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement.

         In addition to such repurchase obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a Breach of the Company representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Company set forth in this
Section 4.03 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 4.03 constitute the sole remedies of the Purchaser respecting a Breach of the foregoing representations and warranties.

         Any cause of action against the Company relating to or arising out of the Breach of any representations and warranties made in Sections 4.01 and 4.02 shall accrue as to any Mortgage Loan upon (i) discovery of such Breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failures by the Company to cure such Breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

         (b) With respect to any Mortgage Loan, unless otherwise specified in the related Purchase Price and Terms Letter, if the related Mortgagor is 30 or more days delinquent with respect to the Mortgage Loan's first and second Monthly Payments due to the Purchaser, the Company shall, upon receipt of notice from the Purchaser, promptly repurchase such Mortgage Loan from the Purchaser in accordance with this Section; provided, that no right to cure set forth herein shall apply.

         Section 4.04 Restrictions and Requirements Applicable in the Event that a Mortgage Loan is Acquired by a REMIC.

         In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, the following provisions shall be applicable to such Mortgage Loan:

         (a) Repurchase of Mortgage Loans. With respect to any Mortgage Loan that is not in default or as to which no default is imminent, no repurchase pursuant to Section 4.03 or 8.03 shall be made, unless, if so required by the applicable REMIC Documents the Company has obtained an Opinion of Counsel to the effect that such repurchase will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

         (b) Tax Returns.

                  (i) With respect to the Mortgage Loans serviced by the Company under this Agreement, the Company covenants and agrees that it shall cooperate and provide any and all information to enable the trustee or other responsible party to perform all of the following duties: (1) prepare, file and sign all Tax Returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting when and as required by the REMIC Provisions and other applicable federal income tax laws; (2) make an election, on behalf of the REMIC to be treated as a REMIC on the Tax Returns of the REMIC for its first taxable year, in accordance with the REMIC Provisions; (3) prepare and file or cause to be prepared and filed, and deliver, any and all Tax Returns, information statements or other filings required to be delivered to any governmental taxing authority, or to any owner thereunder, pursuant to any applicable federal, state or local tax law with respect to the REMIC or the certificates issued thereunder and the transactions contemplated thereby; (4) cause to be provided to the owner thereunder such data necessary for their original issue discount computations and market discount computations with respect to the certificates issued thereunder for federal income tax purposes as the owner thereunder may reasonably request from time to time; (5) conduct the affairs of the REMIC so as to maintain the status thereof as a REMIC under the REMIC Provisions; (6) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC; (7) make any election required by the REMIC Provisions to treat as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code all property that the REMIC has acquired or will acquire that may qualify as such foreclosure property; (8) cause to be provided notice to the holders of any certificates issued thereunder of the existence of the restrictions on transfers and exchange provided under the REMIC documents; (9) cause to be provided information necessary for the computation of tax imposed on the transfer of a residual certificate issued thereunder to a Disqualified Organization, or an agent of a Disqualified Organization, provided that the reasonable cost of computing and furnishing such information may be charged to the person liable for such tax; and (9) in a timely manner cause to be paid the amount of any and all federal, state and local taxes imposed on the REMIC or its respective assets or transactions including, without limitation, (i) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (ii) any tax on contributions to a REMIC after the closing date of such REMIC imposed under Section 860G(d) of the Code and (iii) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code.

                  (ii) Within 30 days after the closing date of any REMIC, if so required by the applicable REMIC Documents, the Company shall cooperate and provide any and all information necessary or helpful to enable the trustee or other responsible party to prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the REMIC. The trustee or other responsible party shall sign such returns and is hereby indemnified and held harmless by the Company with respect to any tax or liability arising from the trustee's or other responsible party's signing such information returns to the extent that such tax or liability results from information provided by or on behalf of the Company or information that should have been provided by or on behalf of the Company.

         (c) General Servicing Obligations. The Company shall sell any REO Property within three years after its acquisition by the REMIC unless (i) the Company applies for an extension of such three-year period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Company obtains for the Purchaser an Opinion of Counsel, addressed to the Purchaser and the Company, to the effect that the holding by the REMIC of such REO Property subsequent to such three year period will not result in the imposition of taxes on "prohibited transactions" as defined in
Section 860F of the Code or cause the REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the REMIC of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Company shall either itself or through an agent selected by the Company protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Purchaser, rent the same, or any part thereof, as the Company deems to be in the best interest of the Company and the Purchaser for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

         (d) Additional Covenants. In addition to the provision set forth in this Section 4.04, if a REMIC election is made with respect to the arrangement under which any of the Mortgage Loans or REO Properties are held, then, with respect to such Mortgage Loans and/or REO Properties, and notwithstanding the terms of this Agreement, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

         If a REMIC election is made with respect to the arrangement under which any Mortgage Loans or REO Properties are held, the Company shall amend this Agreement such that it will meet all Rating Agency requirements.

         Section 4.05 Post Closing Due Diligence.

         From the related Closing Date to a period not to exceed 30 days after the such Closing Date, the Purchaser shall have the right to review the Mortgage Files and obtain BPOs on the Mortgaged Properties relating to the Mortgage Loans purchased on such Closing Date, with the results of such Mortgage File and BPO reviews to be communicated to the Company for a period up to 30 days after such Closing Date. In addition, the Purchaser shall have the right to reject any Mortgage Loan which in the Purchaser's sole determination (i) fails to conform to the Underwriting Guidelines or prudent secondary market underwriting guidelines for similar Mortgage Loans, (ii) is not an acceptable credit risk,
(iii) was underwritten without verification of the borrower's income and assets and there is no credit report or credit score in the Mortgage File or (iv) the value of the Mortgaged Property pursuant to any BPO obtained by the Purchaser is less than 85% or the lesser of (A) the original appraised value of the Mortgaged Property or (B) the purchase price of the Mortgaged Property as of the date of origination. In the event that the Purchaser so rejects any Mortgage Loan, the Company shall repurchase the rejected Mortgage Loan at the Repurchase Price in the manner prescribed in Section 4.03 upon receipt of notice from the Purchaser of the rejection of such Mortgage Loan. Any rejected Mortgage Loan shall be removed from the terms of this Agreement. The Company shall make available all files required by Purchaser in order to complete its review. Any review performed by the Purchaser prior to the Closing Date does not limit the Purchaser's rights or the Company's obligations under this Agreement thereafter. Notwithstanding that a Mortgage Loan is underwritten pursuant to the related Underwriting Guidelines, if a Mortgage Loan is underwritten without verification of the borrower's income and assets and there is no credit report and credit score, the Purchaser has the right to reject such Mortgage Loan.

                                    ARTICLE V

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 5.01 Company to Act as Servicer.

         The Company, as an independent contractor, shall service and administer the Mortgage Loans in the related Mortgage Loan Package from and after each Closing Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

         Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchasers, provided, however, that the Company shall not make any future advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification of any material term of any Mortgage Loan including any modifications that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 6.03, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to
Section 6.03. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchasers, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

         In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Company.

         If the Company is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the Mortgage or the Mortgage Note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Company shall immediately notify the Purchaser of any such notice from or action by the superior lienholder and of the amount necessary to cure the default or reinstate the superior lien. The Company shall further make recommendations to the Purchaser (including note sales to third parties) so as to best protect the Purchaser's interest in and the security of the related Mortgage Loan. If the Purchaser directs the Company to cure a default under or otherwise reinstate a superior lien, the Purchaser will advance to the Company necessary funds to cure the default or reinstate the superior lien. The Company shall thereafter take immediate action to recover from the Mortgagor the amount so advanced. The Purchaser shall notify the Company in writing of any and all action which it requests the Company to take.

         In the event that the Company reasonably deems that the factual circumstances require prompt action, the Company may (but shall not be obligated to) without notice to the Purchaser, advance the necessary funds to cure the default or reinstate the superior lien so as to best protect the Purchaser's interest. The Company shall thereafter notify the Purchaser of the action taken, including the amount of the advance. The Purchaser shall reimburse the Company for all advances made pursuant to this paragraph. The Company shall thereafter take immediate action to recover from the Mortgagor the amount so advanced.

         Section 5.02 Liquidation of Mortgage Loans.

         In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 5.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (a) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (b) shall be consistent with Accepted Servicing Practices, (c) the Company shall determine prudently to be in the best interest of Purchaser and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to
Section 5.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, provided that, prior to commencing foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company's intention to do so, and the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within 10 Business Days of receiving such notice. In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and
(b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 5.05) or through Insurance Proceeds (respecting which it shall have similar priority).

         Section 5.03 Collection of Mortgage Loan Payments.

         Continuously from the related Closing Date until the date each Mortgage Loan ceases to be subject to this Agreement, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         Section 5.04 Establishment of and Deposits to Custodial Account.

         The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Fifth Third Mortgage Company, in trust for Lehman Brothers Bank, purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2005-FLOW". The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 5.05. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit D-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit D-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent purchaser of the Mortgage Loans.

         The Company shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Company and payments made by the Company after the Cut-off Date:

                  (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

                  (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

                  (iii) any Prepayment Charge received in connection with the Mortgage Loans;

                  (iv) all Liquidation Proceeds;

                  (v) all Insurance Proceeds including amounts required to be deposited pursuant to Section 5.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with
         Section 5.14), Section 5.11 and Section 5.15;

                  (vi) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 5.14;

                  (vii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 4.03;

                  (viii) any amounts required to be deposited by the Company pursuant to Section 5.11 in connection with the deductible clause in any blanket hazard insurance policy;

                  (ix) any amounts required to be deposited by the Company pursuant to Section 5.15 in connection with any unpaid claims that are a result of a breach by the Company or any subservicer of the obligations hereunder or under the terms of a PMI Policy;

                  (x) any amounts received by the Company under a PMI or LPMI Policy;

                  (xi) with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Company's own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans;

                  (xii) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 5.16; and

                  (xiii) any other amount required to be deposited into the Custodial Account pursuant to the terms hereof.

         The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Ancillary Income need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 5.05.

         Section 5.05 Permitted Withdrawals From Custodial Account.

         The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

                  (i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 6.01;

                  (ii) to reimburse itself for Monthly Advances of the Company's funds made pursuant to Section 6.03, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 4.03 or 8.03, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchasers with respect to such Mortgage Loan;

                  (iii) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser except where the Company is required to repurchase a Mortgage Loan pursuant to Section 4.03 or 8.03, in which case the Company's right to such reimbursement shall be subsequent to the payment to the Purchasers of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchasers with respect to such Mortgage Loan;

                  (iv) to pay itself interest on funds deposited in the Custodial Account;

                  (v) to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 9.01;


                  (vi) with respect to each LPMI Loan, an amount equal to the related LPMI Free to make payment of premiums due under the LPMI Policy;

                  (vii) to pay any amount required to be paid pursuant to
         Section 5.16 related to any REO Property, it being understood that in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

                  (viii) to clear and terminate the Custodial Account upon the termination of this Agreement; and

                  (ix) to withdraw funds deposited in error.

         In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 6.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 5.05.

         Section 5.06 Establishment of and Deposits to Escrow Account.

         The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Fifth Third Mortgage Company, in trust for Lehman Brothers Bank, purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2005-FLOW, and various Mortgagors". The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 5.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit E-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit E-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent purchaser.

         The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

                  (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                  (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

         The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 5.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

         Section 5.07 Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account or Accounts may be made by the Company only:

                  (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

                  (ii) to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 5.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

                  (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

                  (iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

                  (v) for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 5.14;

                  (vi) to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

                  (vii) to clear and terminate the Escrow Account on the termination of this Agreement; and

                  (viii) to withdraw funds deposited in error.

         Section 5.08 Payment of Taxes, Insurance and Other Charges.

         (a) With respect to each Mortgage Loan which provides for Escrow Payments, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments.

         (b) To the extent that a Mortgage Loan does not provide for Escrow Payments, the Company shall make advances from its own funds to effect payment of all Property Charges upon receipt of notice of any failure to pay on the part of the Mortgagor, or at such other time as the Company determines to be in the best interest of the Purchaser, provided, that in any event the Company shall pay such charges on or before the earlier of (a) any date by which payment is necessary to preserve the lien status of the Mortgage or (b) the date which is ninety days after the date on which such charges first became due. The Company shall pay any late fee or penalty which is payable due to any delay in payment of any Property Charge after the earlier to occur of (a) the date on which the Company receives notice of the failure of the Mortgagor to pay such Property Charge or (b) the date which is ninety days after the date on which such charges first became due.

         Section 5.09 Protection of Accounts.

         The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be withheld unreasonably.

         The Company shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

         Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Company be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the "Insured Amount") the Company shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Company) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the Company in trust for the benefit of the Purchaser. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Company and may be withdrawn at any time by the Company. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Company out of its own funds immediately as realized.

         Section 5.10 Maintenance of Hazard Insurance.

         The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best's Key Rating Guide ("Best's") against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

         If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in Best's in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within thirty (30) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor's behalf.

         If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

         The Company shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

         In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

         All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

         The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best's and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Company shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

         Pursuant to Section 5.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company's normal servicing procedures as specified in Section 5.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 5.05.

         Notwithstanding anything set forth in the preceding paragraph, the Company agrees to indemnify the Purchaser for any claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Mortgage (or the Company) to maintain hazard insurance or flood insurance with respect to the related Mortgaged Property which complies with the requirements of this section.

         Section 5.11 Maintenance of Mortgage Impairment Insurance.

         In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section
5.10 and otherwise complies with all other requirements of Section 5.10, it shall conclusively be deemed to have satisfied its obligations as set forth in
Section 5.10. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account or Escrow Account subject to withdrawal pursuant to Section 5.06. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with
Section 5.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Company's funds, without reimbursement therefor. Upon request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Purchaser.

         Section 5.12 Maintenance of Fidelity Bond and Errors and Omissions
                      Insurance.

         The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Company Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 5.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Guides. Upon the request of the Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser. Upon request of the Purchaser, the Company shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

         Section 5.13 Inspections.

         The Company shall inspect the Mortgaged Property as often as deemed necessary by the Company to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 45 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a written report of each such inspection.

         Section 5.14 Restoration of Mortgaged Property.

         The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

                  (i) the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

                  (ii) the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

                  (iii) the Company shall verify that the Mortgage Loan is not in default; and

                  (iv) pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

         If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

         Section 5.15 Maintenance of PMI and/or LPMI Policy; Claims.

         (a) The Company shall comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the Home Purchasers Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time. The Company shall be obligated to make premium payments with respect to (i) LPMI Policies, to the extent of the LPMI Fee set forth on the Mortgage Loan Schedule with respect to any LPMI Loans, which shall be paid out of the interest portion of the related Monthly Payment or, if a Monthly Payment is not made, from the Company's own funds and (ii) PMI Policies required to be maintained by the Mortgagor rather than the Purchaser, if the Mortgagor is required but fails to pay any PMI Policy premium, which shall be paid from the Company's own funds. Any premium payments made by the Company from its own funds pursuant to this Section 5.15(a) shall be recoverable by the Company as a Servicing Advance, subject to the reimbursement provisions of Section 5.05(iii).

         With respect to each Mortgage Loan (other than LPMI Loans) with a loan-to-value ratio at origination in excess of 80%, the Company shall maintain or cause the Mortgagor to maintain (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance) in full force and effect a PMI Policy, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level. The Company shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreements entered into or to be entered into with respect to a Mortgage Loan, the Company shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy as provided above.

         (b) With respect to each Mortgage Loan covered by a PMI Policy or LPMI Policy, the Company shall take all such actions on behalf of the Purchaser as are necessary to service, maintain and administer the related Mortgage Loan in accordance with such Policy and to enforce the rights under such Policy. Except as expressly set forth herein, the Company shall have full authority on behalf of the Purchaser to do anything it deems appropriate or desirable in connection with the servicing, maintenance and administration of such Policy; provided that the Company shall not take any action to permit any modification or assumption of a Mortgage Loan covered by a LPMI or PMI Policy, or take any other action with respect to such Mortgage Loan, which would result in non-coverage under such Policy of any loss which, but for actions of the Company, would have been covered thereunder. If the Qualified Insurer fails to pay a claim under a LPMI or PMI Policy solely as a result of a breach by the Company of its obligations hereunder or under such Policy, the Company shall be required to deposit in the Custodial Account on or prior to the next succeeding Remittance Date an amount equal to such unpaid claim from its own funds without any rights to reimbursement from the Purchaser; provided, that once the Company has paid the amount of such unpaid claim and the Purchaser has otherwise fully recovered all amounts due to the Purchaser with respect to the Mortgage Loan, the Purchaser shall (at the Company's cost and expense) cooperate with the Company in permitting the Company to be subrogated to the rights of the Purchaser with respect to such Mortgage Loan to the same extent that the insurer would have been subrogated under the applicable PMI Policy had such insurer not failed to pay such claim. The Company shall cooperate with the Qualified Insurers and shall furnish all reasonable evidence and information in the possession of the Company to which the Company has access with respect to the related Mortgage Loan; provided, however, notwithstanding anything to the contrary contained in any LPMI Policy or PMI Policy, the Company shall not be required to submit any reports to the related Qualified Insurer until a reporting date that is at least 15 days after the Company has received sufficient loan level information from each Purchaser to appropriately code its servicing systems in accordance with the Qualified Insurer's requirements.

         (c) In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the Qualified Insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Company under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account pursuant to Section 5.04(x), subject to withdrawal pursuant to Section 5.05(vi).

         Section 5.16 Title, Management and Disposition of REO Property.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser's designee, or in the event the Purchaser's designee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser's designee.

         The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

         The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event not later than the end of the third taxable year after the year of its acquisition unless (i)
(A) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Company and Purchaser shall be entered into with respect to such purchase money mortgage.

         The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

         Notwithstanding anything to the contrary contained in this Section 5.16, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests, an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector shall be arranged by the Company. Upon completion of the inspection, the Company shall provide the Purchaser with a written report of such environmental inspection. In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Company shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Company shall not, without the prior approval of the Purchaser, proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event the Purchaser or its designee directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 5.04 hereof.

         Subject to the approval of the Purchaser or its designee as described in this paragraph, the disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. Prior to acceptance by the Company of an offer to sell any REO Property, the Company shall notify the Purchaser or its designee of such offer in writing which notification shall set forth all material terms of said offer (each a "Notice of Sale"). The Purchaser or its designee shall be deemed to have approved the sale of any REO Property unless the Purchaser or its designee notifies the Company in writing, within 2 Business Days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Company shall not proceed with such sale.

         The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 6.03, and on the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

         The Company shall make advances of all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 5.10, such advances to be reimbursed from the disposition or liquidation proceeds of the REO Property. The Company shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section
5.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

         Notwithstanding the foregoing, at any time and from time to time, the Purchaser may at its election terminate this Agreement with respect to one or more REO Properties as provided by Section 11.02.

         Section 5.17 Real Estate Owned Reports.

         Together with the statement furnished pursuant to Section 6.02, the Company shall furnish to the Purchaser a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

         Section 5.18 Liquidation Reports.

         Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property. In addition, the Company shall provide the Purchaser or its designee a report of Servicing Advances and other expenses in connection with the liquidation of any Mortgage Loan.

         Section 5.19 Notification of Adjustments.

         With respect to each ARM Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. The Company shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Company or the receipt of notice from the Purchaser that the Company has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

         Section 5.20 Reports of Foreclosures and Abandonments of Mortgaged
                      Property.

         Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

         Section 5.21 Waiver of Prepayment Charges.

         Except as set forth below, the Company or any designee of the Company shall not waive any prepayment charge with respect to any Mortgage Loan. If the Company or its designee fails to collect a prepayment charge at the time of the related prepayment of any Mortgage Loan subject to such prepayment charge, the Company shall pay to the Custodial Account an amount equal to the amount of the prepayment charge not collected. Notwithstanding the above, the Company or its designee may waive a prepayment charge without paying to the Custodial Account the amount of such prepayment charge only if the related prepayment is not the result of a refinancing by the Company or its designee and such waiver (a) relates to a defaulted Mortgage Loan or a reasonably foreseeable default, such waiver is standard and customary in servicing similar mortgage loans to the Mortgage Loans, and such waiver, in the reasonable judgment of the Company, would maximize recovery of total proceeds from the Mortgage Loan, taking into account the amount of such prepayment charge and the related Mortgage Loan, or
(b) relates to a prepayment charge the collection of which, in the reasonable judgment of the Company, would be a violation of applicable laws.

         Section 5.22 Credit Reporting.

         For each Mortgage Loan, the Company shall accurately and fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g. favorable and unfavorable) on its borrower credit files to each of the following credit repositories:
Equifax, Credit Information Services, Inc., Experian Information Solutions, Inc., and Trans Union, LLC on a monthly basis.

         Section 5.23 Safeguarding Customer Information

         The Company has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Information Security Standards published in final form on December 28, 2004, 69 Fed. Reg. 77610, and the rules promulgated thereunder, as amended from time to time (the "Guidelines").

         The Company shall promptly provide the Purchaser information regarding such security measures upon the reasonable request of the Purchaser or its designee (including any Master Servicer of the Mortgage Loans) which information shall include, but not be limited to, any Statement on Auditing Standards (SAS) No. 70 report covering the Company's operations, and any other audit reports, summaries of test results or equivalent measures taken by the Company with respect to its security measures.

         Section 5.24 PMI Obligations

         The Company shall comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

                                   ARTICLE VI

                              PAYMENTS TO PURCHASER

         Section 6.01 Remittances.

         On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 5.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 6.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Due Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 5.04(i), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

         With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

         Section 6.02 Statements to Purchaser.

         Not later than the tenth (10th) calendar day of each month, the Company shall furnish to the Purchaser or its designee (a) a monthly remittance advice in the format set forth in Exhibit F-1 hereto and a monthly defaulted loan report in format set forth in Exhibit F-2 hereto (or in such other format mutually agreed to between the Company and the Purchaser) relating to the period ending on the last day of the preceding calendar month and (b) all such information required pursuant to clause (a) above on a magnetic tape or other similar media reasonably acceptable to the Purchaser.

         In addition, not more than 60 days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

         Such obligation of the Company shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Company pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

         The Company shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide each Purchaser with such information concerning the Mortgage Loans as is necessary for such Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

         Section 6.03 Monthly Advances by Company.

         On the Business Day immediately preceding each Remittance Date, the Company shall deposit in the Custodial Account from its own funds an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 5.01. The Company's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan.

                                  ARTICLE VII

                          GENERAL SERVICING PROCEDURES

         Section 7.01 Transfers of Mortgaged Property.

         The Company shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy or LPMI Policy, if any.

         If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. In connection with any assumption entered into by the Company, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

         To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

         Section 7.02 Satisfaction of Mortgages and Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 6.02, and may request the release of any Mortgage Loan Documents. In connection with any such prepayment in full, the Company shall comply with all applicable laws regarding satisfaction, release or reconveyance with respect to the Mortgage.

         If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, the Company shall deposit into the Custodial Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Remittance Date in the month following the date of such release. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 5.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

         Section 7.03 Servicing Compensation.

         As consideration for servicing the Mortgage Loans subject to this Agreement, the Company shall retain the relevant Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month or part thereof. Such Servicing Fee shall be payable monthly. Additional servicing compensation in the form of Ancillary Income shall be retained by the Company and is not required to be deposited in the Custodial Account. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Monthly Payment collected by the Company.

         The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

         Section 7.04 Annual Audit Report.

         On or before February 28 of each calendar year, commencing February 28, 2006, the Company shall, at its own expense, cause a firm of independent public accountants (who may also render other services to the Company), which is a member of the American Institute of Certified Public Accountants, to furnish to the Purchaser (i) year-end audited (if available) financial statements of the Company and (ii) a statement to the effect that such firm has examined certain documents and records for the preceding fiscal year (or during the period from the date of commencement of such Company's duties hereunder until the end of such preceding fiscal year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Company's overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

         Section 7.05 Annual Officer's Certificate.

         On or before February 28 of each calendar year, commencing February 28, 2006, the Company shall, at its own expense, deliver to the Purchaser a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Company during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Company to remedy such default.

         Section 7.06 Right to Examine Company Records.

         The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

                                  ARTICLE VIII

                     AGENCY TRANSFER; PASS-THROUGH TRANSFER

         Section 8.01 Removal of Mortgage Loans from Inclusion Under this
                      Agreement Upon an Agency Transfer, or a Pass-Through Transfer on One or More Reconstitution Dates.

         The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, from time to time the Purchaser shall:

         (1) Effect an Agency Transfer, and/or

         (2) Effect a Whole Loan Transfer, and/or

         (3) Effect a Pass-Through Transfer,

in each case retaining the Company as the Company thereof to service the Mortgage Loans on a "scheduled/scheduled" basis. On the related Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement, except with respect to the right of the Purchaser to cause a transfer of the servicing responsibilities with respect to the Mortgage Loans in accordance with Section 8.02 hereof.

         (a) The Company shall cooperate with the Purchaser in connection with any Agency Transfer, Pass-Through Transfer or Whole Loan Transfer contemplated by the Purchaser pursuant to this Section 8.01. In that connection, the Company shall:

                  (i) execute any Reconstitution Agreement within a reasonable period of time after receipt of any Reconstitution Agreement which time shall be sufficient for the Company and Company's counsel to review such Reconstitution Agreement, but such time shall not exceed ten (10) days after such receipt; in the case of any Agency Transfer, the Reconstitution Agreements shall be those customarily employed by Fannie Mae or Freddie Mac for transactions of such nature. Such Reconstitution Agreement may require the Company to remit premium payments with respect to any LPMI Policy to the related insurer;

                  (ii) negotiate and execute all agreements executed in connection with such Agency Transfer, Whole Loan Transfer or Pass-Through Transfer that govern the servicing and administration of the Mortgage Loans (and any agreements and other documents incidental thereto) as the Purchaser shall reasonably request, provided that, in the case of a Whole Loan Transfer or Pass-Through Transfer, the servicing provisions contained therein shall be substantially similar to those contained in this Agreement and shall not contain any obligations materially more onerous than those contained herein that increase the expenses or obligations of the Company, unless otherwise mutually agreed by the parties (provided, that each of the Company and the Purchaser is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided herein), which governing documents, in the case of a Pass-Through Transfer, shall contain provisions customarily included in publicly issued or privately placed rated secondary mortgage market transactions; in the case of any Agency Transfer, the Reconstitution Agreements shall be those customarily employed by Ginnie Mae, Fannie Mae or Freddie Mac for transactions of such nature;

                  (iii) cooperate fully with the Purchaser, Fannie Mae, Freddie Mac, the trustee or a third party purchaser and any prospective purchaser, at the Purchaser's expense, with respect to all reasonable requests and due diligence procedures including participating in meetings with rating agencies, Fannie Mae, Freddie Mac, bond insurers, guarantors, loss mitigation or credit risk management advisors and such other parties as the Purchaser shall designate and participating in meetings with prospective purchasers of the Mortgage Loans or interests therein and providing information contained in the Mortgage Loan
         Schedule including any diskette or other related data tapes provided as reasonably requested by such purchasers;

                  (iv) negotiate and execute one or more loss mitigation advisory or credit risk management agreements between the Company and any loss mitigation or credit risk management advisor designated by the Purchaser in its sole discretion;

                  (v) negotiate and execute one or more master servicing agreements between the Company and any third party servicer which is servicing loans on behalf of the Purchaser providing for such third party servicer to master service such Mortgage Loans on behalf of the Purchaser;

                  (vi) negotiate and execute one or more subservicing agreements between the Company and any master servicer which is generally considered to be a prudent master servicer in the secondary mortgage market designated by the Purchaser in its sole discretion after consultation with the Company and/or one or more custodial and servicing agreements among the Purchaser or an Affiliate of the Purchaser, the Company and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by the Purchaser in its sole discretion after consultation with the Company, in either case for the purpose of pooling the Mortgage Loans with other mortgage loans for resale or securitization;

                  (vii) deliver to the Purchaser and to any Person designated by the Purchaser (a) for inclusion in any prospectus or other offering material such publicly available information regarding the Company, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information requested by the Purchaser, (b) any similar non-public, unaudited financial information (which the Purchaser may, at its option and at its cost, have audited by certified public accountants) and such other information as is reasonably requested by the Purchaser and which the Company is capable of providing without unreasonable effort or expense, and to indemnify the Purchaser and its Affiliates for material misstatements contained in such information, and (c) such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Company pursuant to clause (a) above as shall be reasonably requested by the Purchaser; and

                  (viii) provide, on an ongoing basis from information obtained through its servicing of the Mortgage Loans, any information necessary to enable the "tax matters person" for any REMIC in a Pass-Through Transfer, including any Master Servicer or trustee acting in such capacity, to perform its obligations in accordance with applicable law and customary secondary mortgage market standards for securitized transactions.

         (b) The Company shall provide to the Purchaser or issuer, as the case may be, and any other participants in such Agency Transfer, Whole Loan Transfer or Pass-Through Transfer, (i) any and all information with respect to itself, its servicing portfolio or the Mortgage Loans and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably believed necessary by Fannie Mae, Freddie Mac, the trustee, such third party purchaser, any Master Servicer, any Rating Agency or the Purchaser, as the case may be, in connection with such transactions.

         (c) If requested by Purchaser, for so long as a certificate under the Sarbanes-Oxley Act of 2003, as amended, ("Sarbanes-Oxley") is required to be given on behalf of the trust fund pursuant to any Reconstitution, no later than February 28th of each year (or if not a Business Day, the immediately preceding Business Day), or at any other time that a party provides a certification pursuant to Sarbanes-Oxley and the related Reconstitution, and upon thirty (30) days written request of such parties, an officer of the Company shall execute and deliver an Officer's Certificate to the appropriate parties for the benefit of the trust fund and the required parties and their officers, directors and Affiliates.

         (d) To the extent required by the applicable Reconstitution Agreements or otherwise requested by the Purchaser in connection with a Reconstitution, the Company shall prepare Assignments of Mortgage in form and substance acceptable to Fannie Mae, Freddie Mac, the trustee or such third party, as the case may be, for each Mortgage Loan that is part of a Reconstitution. The Company shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by Fannie Mae, Freddie Mac, the trustee or such third party, as the case may be, upon the Company's receipt thereof. The Purchaser shall pay all pre-approved, reasonable and necessary fees associated with the preparation, recording and tracking of such Assignments of Mortgage.

         (e) Additionally, with respect to each Pass-Through Transfer, as applicable, the Company, as servicer, will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, the Company, as servicer, agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

         All Mortgage Loans not sold or transferred pursuant to an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer and any and all Mortgage Loans repurchased by the Purchaser pursuant to Section 8.03 below with respect to an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer or otherwise directly or indirectly reacquired by the Purchaser or its designee upon termination of an Agency Transfer or Pass-Through Transfer, shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

         Section 8.02 Transfer of Servicing Following Reconstitution.

         Following a Reconstitution of Mortgage Loans, the Purchaser or its designee (which may include the Master Servicer, trustee, insurer, guarantor or certificateholders) shall have the right, in its sole discretion, to cause the Company at any time under any Reconstitution Agreement to transfer the servicing responsibilities and duties with respect to some or all of the Mortgage Loans serviced thereunder to the Purchaser or any designee of the Purchaser; provided, however, that the Purchaser shall provide the Company with 30 days prior written notice and shall pay to the Company a termination fee identical to the "termination without cause fee" structure set forth in Section 11.02, provided further that such transfer shall be subject to the approval of Fannie Mae or Freddie Mac, as the case may be, with respect to Agency Transfers, the trustee, Master Servicer or Rating Agencies with respect to Pass-Through Transfers or any relevant third party purchaser with respect to Whole Loan Transfers. No termination fee shall be paid or payable for any Mortgage Loans with respect to which any payment is more than 90 days past due as of the date of such termination. The Company agrees to cooperate with the Purchaser in such transfer of servicing responsibilities and shall comply with the termination procedures set forth in Sections 10.01 and 12.01 hereof.

         Section 8.03 Purchaser's Repurchase and Indemnification Obligations.

         Upon receipt by the Company of notice from Fannie Mae, Freddie Mac or other such third party purchaser of a breach of any Purchaser representation or warranty contained in any Reconstitution Agreement or a request by Fannie Mae, Freddie Mac, the trustee or third party purchaser as the case may be, for the repurchase of any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer or to a third party purchaser pursuant to a Whole Loan Transfer, the Company shall promptly notify the Purchaser of same and shall, at the direction of the Purchaser, use its best efforts to cure and correct any such breach and to satisfy the requests or concerns of Fannie Mae, Freddie Mac, the trustee or the third party purchaser related to such deficiencies of the related Mortgage Loans transferred to Fannie Mae, Freddie Mac, the trustee or other such third party purchaser.

         The Purchaser shall repurchase from the Company any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer or to a third party purchaser pursuant to a Whole Loan Transfer with respect to which the Company has been required by Fannie Mae, Freddie Mac, the trustee or such third party purchaser to repurchase due to a breach of a representation or warranty made by the Purchaser with respect to the Mortgage Loans, or the servicing thereof prior to the related Closing Date to Fannie Mae, Freddie Mac, the trustee or any third party purchaser in any Reconstitution Agreement and not due to a breach of the Company's representations or obligations thereunder or pursuant to this Agreement. The repurchase price to be paid by the Purchaser to the Company shall equal that repurchase price paid by the Company to Fannie Mae, Freddie Mac, or the third party purchaser plus all reasonable costs and expenses borne by the Company in connection with the cure of said breach of a representation or warranty made by the Purchaser and in connection with the repurchase of such Mortgage Loan from Fannie Mae, Freddie Mac, the trustee or the third party purchaser, including, but not limited to, reasonable and necessary attorneys' fees.

         At the time of repurchase, the Custodian and the Company shall arrange for the reassignment of the repurchased Mortgage Loan to the Purchaser according to the Purchaser's instructions and the delivery to the Custodian of any documents held by Fannie Mae, Freddie Mac, the trustee or other relevant third party purchaser with respect to the repurchased Mortgage Loan pursuant to the related Reconstitution Agreement. In the event of a repurchase, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place, and amend the Mortgage Loan Schedule to reflect the addition of the repurchased Mortgage Loan to this Agreement. In connection with any such addition, the Company and the Purchaser shall be deemed to have made as to such repurchased Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such repurchase.

         Section 8.04 Transfer Of Servicing.

         In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the provisions of this Agreement, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed by the Purchaser. The Company shall deliver promptly to the successor Company the funds in the Custodial Account and Escrow Account and all Servicing Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

                                   ARTICLE IX

                                   THE COMPANY

         Section 9.01 Indemnification; Third Party Claims.

         The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, and forfeitures, including, but not limited to reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 8.01. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, shall promptly notify Ginnie Mae, Fannie Mae, Freddie Mac, or the trustee with respect to any claim made by a third party with respect to any Reconstitution Agreement, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Company agrees that it will not enter into any settlement of any such claim without the consent of the Purchaser unless such settlement includes an unconditional release of the Purchaser from all liability that is the subject matter of such claim. In addition to the obligations of the Company set forth in this Section 9, the Purchaser may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages. The provisions of this Section 9.01 shall survive termination of this Agreement. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company's indemnification pursuant to Section 4.03, or the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.

         The obligations of the Company arising under this Section 9.01 shall survive any sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

         Section 9.02 Merger or Consolidation of the Company.

         The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, (ii) whose deposits are insured by the FDIC through the BIF or the SAIF, and (iii) which is a Fannie Mae- and Freddie Mac-approved servicer in good standing.

         Section 9.03 Limitation on Liability of Company and Others.

         Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such person against any Breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

         Section 9.04 Limitation on Resignation and Assignment by Company.

         The Purchaser has entered into this Agreement with the Company and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a third party in the case of outsourcing routine tasks such as taxes, insurance, mortgage release and property inspection, in which case the Company shall be fully liable for such tasks as if the Company performed them itself) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, which consent shall be granted or withheld in the sole discretion of the Purchaser.

         The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in
Section 12.01.

         Without in any way limiting the generality of this Section 9.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to other than a third party in the case of outsourcing routine tasks such as taxes, insurance, mortgage release and property inspection, in which case the Company shall be fully liable for such tasks as if the Company performed them itself) or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

         Section 9.05 Limitation on Assignment by the Company.

         This Agreement shall not be assigned, pledged or hypothecated by the Company to a third party without the prior written consent of the Purchaser, which consent shall be granted or withheld in the sole discretion of the Purchaser.

                                   ARTICLE X

                                     DEFAULT

         Section 10.01 Events of Default.

         Each of the following shall constitute an Event of Default on the part of the Company:


                  (i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

                  (ii) failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

                  (iii) failure by the Company to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgage Property is located; or

                  (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (v) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

                  (vi) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

                  (vii) the Company ceases to meet the qualifications of a Fannie Mae or Freddie Mac servicer; or

                  (viii) the Company fails to maintain a minimum net worth of $25,000,000; or

                  (ix) the Company attempts to assign its right to servicing compensation hereunder or the Company attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof (to other than a third party in the case of outsourcing routine tasks such as taxes, insurance, mortgage release and property inspection, in which case the Company shall be fully liable for such tasks as if the Company performed them itself) in violation of Section 9.05; or

                  (x) if (a) after a Reconstitution in a Pass-Through Transfer, any of the Rating Agencies reduces or withdraws the rating of any of the certificates issued by a securitization trust that owns the Mortgage Loans due to a reason attributable to the Company or (b) the Company's residential primary servicer rating for servicing of mortgage loans of the same type as the Mortgage Loans issued by any of the Rating Agencies is reduced below its rating in effect on the related Closing Date or withdrawn.

         In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, (i) may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof and (ii) may terminate any commitment the Purchaser has entered into to purchase additional Mortgage Loans from the Company hereunder.

         Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company's sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

         Section 10.02 Waiver of Defaults.

         By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE XI

                                   TERMINATION

         Section 11.01 Termination.

         This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing.

         Section 11.02 Termination Without Cause.

         This Agreement and the Company's rights hereunder with respect to some or all of the Mortgage Loans shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage Loan to the Purchaser (or advances by the Company for the same), and (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder, or (ii) mutual consent of the Company and the Purchaser in writing or (iii) at the sole option of the Purchaser, without cause, upon 30 days written notice, subject to the limitations set forth below. Any such notice of termination shall be in writing and delivered to the Company by registered mail to the address set forth at the beginning of this Agreement. The Purchaser and the Company shall comply with the termination procedures set forth in Sections 10.01 and 12.01 hereof.

         In the event the Purchaser terminates the Company without cause with respect to some or all of the Mortgage Loans, the Purchaser shall be required to pay to the Company a termination fee equal to 1.0% of the aggregate unpaid principal balance of the Mortgage Loans as of such termination date; provided, that no termination fee shall be paid or payable with respect to the unpaid principal balance of any Distressed Mortgage Loan.

         Subject to the requirements set forth in this paragraph, the Company may terminate this Agreement with respect to the servicing of those Mortgage Loans that are determined to be Distressed Mortgage Loans as of the Notice Date and servicing of such Mortgage Loans shall be transferred to the Special Servicer. The Company shall be responsible for the delivery of all required transfer notices and will send a copy of the transfer notice to the Master Servicer. Not later than the Business Day immediately following the Transfer Date, the Company shall deliver to the Special Servicer, with respect to the Distressed Mortgage Loans that were transferred to the Special Servicer on such Transfer Date, all related Servicing Files and a loan level tape or other electronic media containing loan set-up information in form reasonably acceptable to the Special Servicer. No termination fee shall be payable to Company with respect to Mortgage Loans that transfer to a Special Servicer.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         Section 12.01 Successor to Company.

         Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections 9.04, 10.01, 11.01 (ii) or pursuant to
Section 11.02 after the 90 day period has expired, the Purchaser shall, (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) through (iii) of Section 9.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 4.01 and 4.02 and the remedies available to the Purchaser under Sections 4.03 and 4.04, it being understood and agreed that the provisions of such Sections 4.01, 4.02, 4.03, and 4.04 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

         Within 30 days of the appointment of a successor entity by the Purchaser, the Company shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of the Mortgage Notes and related documents. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Company, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

         Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 4.01, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section 9.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the Company's actions or failure to act prior to any such termination or resignation.

         The Company shall deliver promptly to the successor servicer the Funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

         Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.07.

         Section 12.02 Amendment.

         This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

         Section 12.03 Closing.

         Each closing for the purchase and sale of Mortgage Loans hereunder shall take place on the related Closing Date. At the Purchaser's option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

         Each closing for a Mortgage Loan Package shall be subject to each of the following conditions:

         (a) No later than the date set forth in the related Purchase Price and Terms Agreement, the Company shall deliver to the Purchaser a Mortgage Loan Schedule with respect to the Mortgage Loans to be purchased and sold on such date;

         (b) all of the representations and warranties of the Company under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

         (c) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all closing documents as specified in Section
12.04 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

         (d) The Company shall have delivered and released to the Custodian on or prior to the related Closing Date all documents required pursuant to the Custodial Agreement; and

         (e) The Company shall not have experienced any Material Adverse Change. For the purposes of this Section 12.03, "Material Adverse Change" shall mean,
(i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company; (ii) a material impairment of the ability of the Company, to perform under this Agreement or any related agreements (the "Operative Agreements"); or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability of any Operative Agreement against the Company; and

         (f) all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

         Subject to the foregoing conditions, the Purchaser shall pay to the Company on the related Closing Date the Purchase Price, plus accrued interest pursuant to Article III of this Agreement, plus the costs specified in Section
12.11 or in the related Purchase Price and Terms Agreement by wire transfer of immediately available funds to the account designated by the Company.

         Section 12.04 Closing Documents.

         (a) The closing documents to be delivered on the initial Closing Date shall consist of fully executed originals of the following documents, as well as the documents referred to in Section 12.04(b):

                  (i) this Agreement;

                  (ii) a Custodial Account Letter Agreement or a Custodial Account Certification, as applicable, in the form of Exhibit D-1 or Exhibit D-2 hereto, as applicable;

                  (iii) an Escrow Account Letter Agreement or an Escrow Account Certification, as applicable, in the form of Exhibit E-1 or Exhibit E-2 hereto, as applicable;

                  (iv) an Officer's Certificate, in the form of Exhibit H hereto, including all attachments thereto; and

                  (v) an Opinion of Counsel of the Company, in the form of
         Exhibit I hereto.

         (b) The closing documents for the Mortgage Loans to be purchased on each Closing Date under this Agreement (including the initial Closing Date) shall consist of fully executed originals of the following documents:

                  (i) the related Purchase Price and Terms Agreement;

                  (ii) the related Acknowledgment and Conveyance Agreement, including all annexes thereto;

                  (iii) each of the documents required to be delivered by the Company pursuant to Section 2.03 hereof;

                  (iv) an assignment and assumption of the Custodial Agreement;

                  (v) an initial certification of the Custodian;

                  (vi) (A) a Security Release Certification, in the form of Exhibit J-1 hereto (if Company is a member of the Federal Home Loan Bank System), executed by the applicable regional Federal Home Loan Bank and, (B) if applicable, a Security Release Certification, in the form of Exhibit J-2 hereto, executed by any other person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person and (C) if applicable, a certificate of the Company and an opinion of counsel of the Company stating that the Mortgage Loans are not subject to any security interest, claim, pledge, hypothecation or lien;

                  (vii) a Certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Company by merger or acquired or originated by the Company while conducting business under a name other than its present name;

                  (viii) upon request by the Purchaser, an Officer's Certificate, in the form of Exhibit H hereto, including all attachments thereto; and

                  (ix) upon request by the Purchaser, an Opinion of Counsel to the Company, in the form of Exhibit I hereto.

         The Company shall bear the risk of loss of the Closing Documents until such time as they are received by the Purchaser or its attorneys.

         Section 12.05 Place of Delivery and Governing Law.

         This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Seller in the State of New York and shall be deemed to have been made in the State of New York. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 12.06 Duration of Agreement.

         This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

         Section 12.07 Notices.

         All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address shown in this Section 12.07, or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt):

         (i) if to the Company:

             Fifth Third Mortgage Company
             38 Fountain Square Plaza
             Cincinnati, Ohio 45263

             if to Purchaser:

             Lehman Brothers Bank, FSB,
             745 Seventh Avenue
             5th Floor
             New York, New York  10019
             Attention: Manager, Contract Finance

         Section 12.08 Severability of Provisions.

         Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure, the economic effect of which is as close as possible to the economic effect of this Agreement, without regard to such invalidity.

         Section 12.09 Relationship of Parties.

         Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

         Section 12.10 Execution; Successors and Assigns.

         This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

         Section 12.11 Assignments of Mortgage; Costs.

         The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including fees for the preparation and tracking of Assignments of Mortgage, fees for title policy endorsements and continuations and the Company's attorney's fees, shall be paid by the Company. On the related Closing Date, the Company shall pay to the Purchaser a fee of $25.00 per Mortgage Loan with respect to Mortgage Loans which are not MERS Mortgage Loans for the initial recordation of the Assignments of Mortgage (the "Assignment Fees"), which Assignment Fees shall be deducted from the actual Purchase Price proceeds paid to the Company on such Closing Date. To the extent a Mortgage Loan does not have a tax service contract or a flood insurance contract in place on the related Closing Date, the Company shall a fee of $75.00 per Mortgage Loan with respect to the set up of all tax service contracts and a fee of $18.00 per Mortgage Loan with respect to the set up of all flood insurance contracts, the cost of which fees shall be deducted from the actual Purchase Price proceeds paid to the Company on such Closing Date. The Company shall be responsible for the payment of any costs associated with the transfer of the tax service contracts or flood insurance contracts to a subsequent servicer in the event that the Company may be terminated as servicer under this Agreement pursuant to Section 10.01.

         Section 12.12 Assignment by Purchaser.

         The Purchaser shall have the right, without the consent of the Company but subject to the limit set forth in Section 2.02 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto. Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans and the Purchaser as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such assignment and assumption. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

         Section 12.13 No Personal Solicitation.

         From and after the related Closing Date, the Company hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or Affiliates, or by any independent contractors on the Company's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any related Mortgage Loan for any purpose whatsoever, including but not limited to any pay-off requests or refinance of a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Company shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by or on behalf of the Company or any Affiliate of the Company which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 12.13. The provisions of this Section 12.13 survive any termination of this Agreement.

         Section 12.14 Confidential Information

         The Company shall keep confidential and shall not divulge to any party, without the Purchaser's prior written consent, the Purchase Price paid by the Purchaser for any Mortgage Loan or Mortgage Loan Package, except to the extent that it is appropriate for the Company to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

         The Company hereby acknowledges that the Purchaser is subject to the privacy regulations under Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. ss. 6801 et seq., pursuant to which regulations the Purchaser is required to obtain certain undertakings from the Company with regard to the privacy, use and protection of nonpublic personal financial information of the Mortgagors. Therefore, notwithstanding anything to the contrary contained in this Agreement, the Company agrees that (a) it shall not disclose or use any personally identifiable information relating to a mortgagor (as defined below, "Customer Information") except to the extent necessary to carry out its obligations under this Agreement and for no other purpose, (b) it shall not disclose Customer Information to any third party, including, without limitation, its third party service providers without the prior consent of the Purchaser and an agreement in writing from the third party to use or disclose such Customer Information only to the extent necessary to carry out the Company's obligations under this Agreement and for no other purposes, (c) it shall maintain, and shall require all third parties approved under subsection (b) to maintain, effective information security measures to protect Customer Information from unauthorized disclosure or use, and (d) it shall provide the Purchaser with information regarding such security measures upon the reasonable request of the Purchaser and promptly provide the Purchaser with information regarding any failure of such security measures or any security breach related to Customer Information. The obligations set forth in this Section shall survive termination of the Agreement. For the purposes of this Agreement, "Customer Information" means the nonpublic personal information (as defined in 15 U.S.C. ss. 6809(4)) of the Purchaser's employees, clients or prospective clients, including the Mortgagors (and/or clients or prospective clients of the Purchaser's parent, affiliated or subsidiary companies) received by the Company in connection with the performance of its obligations under the Agreement, including, but not limited to (i) an individual's name, address, e-mail address, IP address, telephone number and/or social security number, (ii) the fact that an individual has a relationship with the Purchaser and/or its parent, affiliated or subsidiary companies, or (iii) an individual's account information to the extent Nonpublic Personal Information (as defined) is, either intentionally or unintentionally, disclosed to or obtained by the Company during the Agreement. The Company covenants to keep such Nonpublic Personal Information strictly confidential and to strictly limit its use of such information to carrying out the services set forth herein. For the purposes of this provision, the term "Nonpublic Personal Information" is defined as any non-public personally identifiable financial information of an individual, including but not limited to the Mortgagors or the Purchaser's clients or employees.

         Section 12.15 Appointment and Designation of Master Servicer.

         The Purchaser may, in its sole discretion from time to time, engage a master servicer (the "Master Servicer") to assist the Purchaser in the supervision of the performance by the Company of its obligations and responsibilities arising under this Agreement. In the event that the Purchaser so appoints a Master Servicer, the Purchaser shall provide written notice thereof to the Company. From the date of such notice until such time as the Company receives written notice from the Purchaser that it has terminated or replaced such Master Servicer, the Company shall deliver all notices, reports and remittances that the Company is obligated to deliver to the Purchaser under this Agreement directly to the Master Servicer named in such notice (or to any successor master servicer named in any subsequent written notice received from the Purchaser). The Master Servicer, acting on behalf of the Purchaser, shall have the benefit of the covenants and agreements of the Company under this Agreement and the Master Servicer, acting on behalf of the Purchaser, shall have the same rights as the Purchaser to enforce the obligations of the Company arising under this Agreement. The Master Servicer shall be entitled to terminate the rights and obligations of the Company under this Agreement upon the occurrence of an Event of Default as provided in this Agreement. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of the Purchaser under this Agreement; and in connection with the performance of the Master Servicer's duties hereunder the Company agrees that the Master Servicer shall be entitled to all of the rights, protections, indemnities and limitations of liability afforded to the Purchaser under this Agreement. The Purchaser hereby appoints Aurora Loan Services LLC as its initial Master Servicer hereunder.

         Section 12.16 Waivers; Other Agreements.

         No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         The Purchaser and the Company each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

         Section 12.17 Further Agreements.

         Without limiting the generality of the foregoing, the Company shall cooperate with the Purchaser in connection with the initial resales of the Mortgage Loans by the Purchaser. In that connection, the Company shall provide to the Purchaser: (i) any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request; and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably believed necessary by the Purchaser in connection with such resales. The requirement of the Company pursuant to (ii) above shall terminate on the related Closing Date. Prior to incurring any out-of-pocket expenses pursuant to this paragraph, the Company shall notify the Purchaser in writing of the estimated amount of such expense. The Purchaser shall reimburse the Company for any such reasonable expense following its receipt of appropriate details thereof.

         Section 12.18 Intention of the Parties.

         It is the intention of the parties that the Purchaser is purchasing, and the Company is selling, 100% ownership interest in the Mortgage Loans and not a debt instrument of the Company or another security. Accordingly, the parties hereto each intend to treat each transaction for Federal income tax purposes as a sale by the Company, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Company shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

         Section 12.19 Exhibits.

         The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         Section 12.20 General Interpretive Principles.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

         (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

         (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

         (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

         (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

         IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                    LEHMAN BROTHERS BANK, FSB


                                    By: ________________________
                                    Name: Jack E. Desens
                                    Title: Vice President



                                    FIFTH THIRD MORTGAGE COMPANY

                                    By: ________________________
                                    Name:
                                    Title:

                                   EXHIBIT A-1

                 FORM OF ACKNOWLEDGMENT AND CONVEYANCE AGREEMENT

                              (Group No. 2005-FLOW)

         This is an Acknowledgment and Conveyance Agreement delivered pursuant to that certain Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, dated as of July 1, 2005 (the "Agreement"), between LEHMAN BROTHERS BANK, FSB (the "Purchaser"), and FIFTH THIRD MORTGAGE COMPANY (the "Company"). All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement.

         The Purchaser and the Company hereby confirm that they have reached agreement on the purchase, sale and servicing of the Mortgage Loans described on the Mortgage Loan Schedule attached as Annex 1 hereto on the terms and conditions set forth in the Purchase Agreement (which terms and conditions are incorporated herein by this reference) and the Purchase Price and Terms Agreement, dated as of [___________ __, 200_] between the parties hereto.

         Accordingly, on this [___ day of _________, 200_], the Company does hereby sell, transfer, assign, set over and convey to the Purchaser all right, title and interest of the Company in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached as Annex 1 hereto, including all interest and principal received by the Company on or with respect to the Mortgage Loans after the related Cut-off Date, together with all of the Company's right, title and interest in and to each Custodial Account and all amounts from time to time credited to and the proceeds of such Custodial Account, all amounts from time to time credited to and the proceeds of any Escrow Account, any Liquidation Proceeds or Condemnation Proceeds, any REO Disposition Proceeds, the Company's rights under any insurance policies related to the Mortgage Loans, the Policy related to each Mortgage Loan and all rights of the Company thereunder, any Insurance Proceeds, the Company's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and any proceeds of the foregoing. Pursuant to Article II of the Agreement, the Company has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall immediately vest in the Purchaser.

         By its execution and delivery of this Acknowledgment and Conveyance Agreement, the Company represent and warrant to the Purchaser that each of the representations and warranties contained in Sections 4.01 and 4.02 of the Agreement and Annex 2 hereto is true and correct as of the date hereof with respect to the Company and each of the Mortgage Loans listed on the Mortgage Loan Schedule attached as Annex 1 hereto. In addition, the Company represents and warrants to the Purchaser that the Underwriting Guidelines set forth on Annex 3 hereto are the Underwriting Guidelines used by the Company with respect to the origination of the Mortgage Loans in this Mortgage Loan Package.

                                     A-1-1

         By its execution and delivery of this Acknowledgment and Conveyance Agreement, the Company agrees that it shall service the Mortgage Loans on behalf of the Purchaser in accordance with the terms and conditions contained in the Agreement.

         This Acknowledgment and Conveyance Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed an original, and all such counterparts shall constitute one and the same instrument.


                                    FIFTH THIRD MORTGAGE COMPANY, as
                                    Company


                                    By: _________________________________
                                    Name:
                                    Title:

                                    LEHMAN BROTHERS BANK, FSB, as Purchaser



                                    By: _________________________________
                                    Name:
                                    Title:








                                     A-1-2

                                                                      Annex 1 to
                                         Acknowledgment and Conveyance Agreement

                             MORTGAGE LOAN SCHEDULE

[Each Mortgage Loan Schedule shall provide the information required by Exhibit A-2 to the Agreement with respect to each Mortgage Loan and the related Cut-Off Date.]



                            [INTENTIONALLY OMITTED]















                                      A-1-1

                                                                      Annex 2 to
                                         Acknowledgment and Conveyance Agreement

                              POOL CHARACTERISTICS
The Company hereby represents and warrants to the Purchaser, as to each Mortgage Loan, that as of [DATE] or as of such other date specifically provided therein:

         Pool Characteristics. ["Pool 1 Mortgage Loans" are the group of _________ Mortgage Loans set forth on the Mortgage Loan Schedule, "Pool 2 Mortgage Loans" are the group of _________ Mortgage Loans set forth on the Mortgage Loan Schedule.] With respect to the aggregate unpaid principal balance of all of the Mortgage Loans as of the Closing Date, (a) the Mortgage Loans are secured by real property improved by one- to four- family dwellings with original terms of up to [___] years, (b) with respect to each ARM Mortgage Loan the Index shall be as set forth on the Mortgage Loan Schedule, (c) the maximum Mortgage Interest Rate of the Mortgage Loans is [___]%, (d) the minimum Mortgage Interest Rate of the Mortgage Loans is [___]%, (e) the Mortgage Loans have a weighted average remaining term of [___] months, (f) each of the Mortgaged Properties consists of a single parcel of real property of which (i) at least [___]% are attached or detached one family residences, (ii) approximately [___]% are individual condominium units in a condominium project, (iii) approximately [___]% are units in planned unit developments, (iv) approximately [___]% are two-to-four family residential dwellings, (v) not more than [___]% are townhouses and (vi) not more than [___]% are manufactured housing which are permanently affixed to the ground, (g) no more than [___]% of the Mortgage Loans are rate-term refinance mortgage loans, (h) no more than [___]% of the Mortgage Loans are cash out refinance mortgage loans, (i) at least [___]% of the Mortgage Loans are purchase money mortgage loans, (j) the Mortgaged Properties are located as follows (i) approximately [___]% in [___], (ii) approximately [___]% in [___] and (iii) no other state shall contain a percentage which is greater than [___]% and (k) with respect to the ARM Mortgage Loans, the weighted average initial period gross Lifetime Rate Cap shall be [___]% and the weighted average lifetime Mortgage Interest Rate of [___]%. With respect to the aggregate unpaid principal balance of the Mortgage Loans at the time of origination, (a) no more than [___]% of the Mortgaged Properties were investment properties and (b) at least [___]% of the Mortgaged Properties were owner-occupied primary residences. With respect to the aggregate unpaid principal balance of the Mortgage Loans,
(a) at least [___]% of the Mortgage Loans shall have full documentation, (b) no more than [___]% of the Mortgage Loans shall have stated income documentation and (c) no more than [___]% of the Mortgage Loans shall have alternate income documentation. The maximum LTV at origination of the Mortgage Loans in Pool 1 was not more than [___]% and the maximum LTV at origination of the Mortgage Loans in Pool 2 was not more than [___]%. The weighted average LTV at origination of the Mortgage Loans in Pool 1 was not more than [___]% and the weighted average LTV at origination of the Mortgage Loans in Pool 2 was not more than [___]%. The weighted average FICO Score of the Mortgage Loans in Pool 1 is not less than [___] and the weighted average FICO Score of the Mortgage Loans in Pool 2 is not less than [__]. Of the Mortgage Loans in Pool 1, [___]% have a credit grade of [___], [___]% have a credit grade of [___], [___]% have a credit grade of [___], [__]% have a credit grade of [___]and [___]% have a credit grade of [___]. Of the Mortgage Loans in Pool 2, [___]% have a credit grade of [___], [___]% have a credit grade of [___], [___]% have a credit grade of [___], [___]% have a credit grade of [___]and [___]% have a credit grade of [___]. The credit grades of the Mortgage Loans were determined in accordance with the Underwriting Guidelines attached as Annex 3 hereto. The Mortgage Loans have the approximate pool characteristics as set forth in the Purchase Price and Terms Agreement.

                                     A-1-1

                                                                      Annex 3 to
                                         Acknowledgment and Conveyance Agreement

                        COMPANY'S UNDERWRITING GUIDELINES


                            [INTENTIONALLY OMITTED]































                                     A-1-1

                                   EXHIBIT A-2

(1)      the Seller's Mortgage Loan identifying number;

(2)      the Mortgagor's and Co-Mortgagor's (if applicable) names;

(3) the street address of the Mortgaged Property, including the city, state, zip code, county, lot number, block number and section number;

(4) a code indicating whether the Mortgaged Property is a single family residence, a 2 family dwelling, a 3-4 family dwelling, a manufactured home, a PUD, a townhouse, a unit in a condominium project, a co-operative, a mixed-use property, land, or a non-residential property;

(5) a code indicating the loan is a fixed rate or adjustable rate Mortgage Loan (to be provided in accordance with Standard and Poor's loan type requirements-Field 14);

(6) Product Description (to be provided in accordance with Standard and Poor's description categories-Field 7);

(7)      a code indicating the lien status of the Mortgage Loan;

(8) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(9)      the Loan to Value Ratio at origination;

(10)     the combined Loan to Value Ratio at origination;

(11)     the Mortgage Interest Rate as of the Cut-off Date;

(12)     the Payment and Rate Adjustment Frequencies (if applicable);

(13)     the Index (if applicable);

(14)     the initial Interest Rate Adjustment Date (if applicable);

(15)     the initial Payment Adjustment Date (if applicable);

(16)     the next Interest Rate Adjustment Date (if applicable);

(17)     the next Payment Adjustment Date (if applicable);

(18)     the Gross Margin (if applicable);

(19) the minimum Mortgage Interest Rate under the terms of the Mortgage Note (if applicable);

                                     A-2-1

(20)     a code indicating Interest Only Loans (Y/N);

(21) the maximum Mortgage Interest Rate under the terms of the Mortgage Note (if applicable);

(22) the Mortgage Interest Rate adjustment cap at the initial Interest Rate Adjustment Date (if applicable);

(23) the Mortgage Interest Rate adjustment cap at all subsequent Interest Rate Adjustment Dates (if applicable);

(24)     the Lifetime Mortgage Interest Rate Cap (if applicable);

(25) the rounding provisions under the terms of the Mortgage Note (if applicable);

(26) the lookback provisions (#of days) under the terms of the Mortgage Note (if applicable);

(27)     negative amortization indicator and limit;

(28)     the date on which the first payment is due;

(29)     the original term of the Mortgage Loan;

(30)     the stated maturity date;

(31)     the amount of the monthly principal and interest Payment;

(32)     the Annual Payment Cap expressed as a percentage (for Arms only);

(33)     the next due date as of the Cut-off Date;

(34)     the original principal amount of the Mortgage Loan;

(35)     the Senior and Subordinate balances (if applicable);

(36)     the closing date of the Mortgage Loan;

(37) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; after deduction of payments of principal actually received on or before the Cut-off Date;

(38)     monthly payment histories on current and prior mortgages
         (24 months if available);

(39)     prior foreclosure history (for the past 24 months);

(40)     prior bankruptcy history (for the past 24 months);

(41)     the loan purpose code;

                                     A-2-2

(42)     the occupancy code;

(43) the loan documentation type, (to be provided in conformance with Standard and Poor's documentation categories- Field 5);

(44)     Asset Verification (Purchase Money loans only), (yes or no);

(45)     a code indicating the Credit Grade of the Mortgage Loan;

(46)     the debt to income ratio;

(47) the Mortgagor's and Co-Mortgagor's (if applicable) social security numbers;

(48) the Mortgagor's and Co-Mortgagor's (if applicable) original FICO score and the Next Generation FICO score for new credit scores;

(49)     a code indicating Next Generation FICO (Y/N);

(50)     the date of the FICO score;

(51)     the Mortgagor's mailing address if different from Number (3) above;

(52)     the Mortgagor's home telephone number;

(53)     the Mortgagor's business telephone number;

(54)     the purchase price of the Mortgaged Property (if a purchase);

(55)     the Appraisal date and the Appraisal value of the Mortgaged Property;

(56)     the Mortgagor's and Co-Mortgagor's (if applicable) race;

(57)     the Mortgagor's and Co-Mortgagor's (if applicable) gender;

(58)     the Mortgagor's and Co-Mortgagor's (if applicable) date of birth;

(59)     the number of bedrooms;

(60)     rental income per unit;

(61)     the combined annual income;

(62)     the application date;

(63)     the broker's name;

(64)     the broker's firm name;

(65)     the appraiser's name;

                                     A-2-3

(66)     the appraiser's firm name;

(67)     the settlement agent;

(68)     the origination channel (wholesale, retail, or correspondent);

(69)     flood insurance contract provider;

(70)     tax service contract provider;

(71)     number of units;

(72)     as of date;

(73)     amortization term;

(74)     balloon flag;

(75)     prepayment penalty flag;

(76) prepayment penalty term and prepayment penalty description (i.e.- 6 months interest, set percentage of UPB);

(77)     payment history current loan;

(78)     payment history previous loan and all refinanced loans;

(79)     mortgage insurance provider, or code for LPMI;

(80)     mortgage insurance coverage percentage;

(81)     mortgage insurance cost;

(82)     mortgage insurance certificate number;

(83)     number of borrowers;

(84)     first time home buyer flag;

(85)     the year in which the Mortgaged Property was built;

(86)     the monthly tax and insurance payment;

(87)     the monthly servicing fee;

(88)     the escrow balance as of the Cut-off Date;

(89)     The MIN number assigned to each Mortgage Loan, if applicable;

                                     A-2-4

(90) a code indicating the Appraisal Type (Tax Assessment, BPO, Drive-By Form 704, URAR, Form 2065, Form 2055 (Exterior only), Form 2055 (Interior Inspection), or AVM;

(91) if the Appraisal Type in #90 is an AVM, then a description of the AVM type;

(92)     a code indicating whether the Borrower(s) is self-employed (yes or no);

(93)     a section 32 flag and the origination points and or fees;

(94)     a code indicating if a loan is assumable (yes or no).

(95) a code indicating whether the loan is High Cost or Covered (HC, CV, HL);

(96)     the APR on the Mortgage Loan;

(97)     number of months' reserves at closing;

(98) dollar amount of reserves at closing along with PITI monthly payment amount; and

(99) a code indicating if the Mortgage Loan is classified as "High Cost" or "Covered" as set forth in the then current Standard & Poor's LEVELS(R) Glossary.

                                     A-2-5

                                    EXHIBIT B

                         CONTENTS OF EACH MORTGAGE FILE

         The Mortgage Loan Documents for each Mortgage Loan shall include each of the following items, which shall be delivered to the Custodian pursuant to
Section 2.03 of the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement to which this Exhibit is annexed (the "Agreement"):

(a) the original Mortgage Note bearing all intervening endorsements and including any riders to the Mortgage Note endorsed "Pay to the order of __________________________________, without recourse and signed in the name of the previous owner by an authorized officer;

(b) the original of any guarantee executed in connection with the Mortgage Note (if any);

(c) the original Mortgage with evidence of recording thereon or, copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by the Seller indicating that such Mortgage has been delivered for recording. The return directions for the original Mortgage should indicate, when recorded, mail to the Seller;

(d) the originals of all assumption, modification, consolidation or extension agreements, (or, if an original of any of these documents has not been returned from the recording office, a certified copy thereof, the original to be delivered to the Seller forthwith after return from such recording office) with evidence of recording thereon, if any;

(e) the original Assignment of Mortgage as appropriate, in recordable form, for each Mortgage Loan to ____________________________,

(f) the originals of any intervening recorded Assignments of Mortgage showing a complete chain of assignment from origination to the Seller, including warehousing assignments, with evidence of recording thereon, (or, if any original intervening Assignment of Mortgage has not been returned from the recording office, a certified copy thereof, the original to be delivered to the Custodian forthwith after return from such recording office);

(g) with respect to each Mortgage Loan, the original mortgage title insurance policy or attorney's opinion of title and abstract or a title commitment or title binder if an original title insurance policy has not been issued, or a duplicate copy of an original title insurance policy; and

(h) the original or copy of the PMI policy or certificate of insurance, where required.

         In the event an Officer's Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 60 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by no later than 180 days following the Closing Date, provided, that an extension of such date may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                    EXHIBIT C

                                    RESERVED

                                   EXHIBIT D-1

                         CUSTODIAL ACCOUNT CERTIFICATION

                                                     _____________________, 200_

         Fifth Third Mortgage Company hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 5.04 of the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, dated as of July 1, 2005.

         Title of Account: Fifth Third Mortgage Company, in trust for Lehman Brothers Bank, purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2005-FLOW.

Account Number:   _______________

Address of office or branch
of the Company at
which Account is maintained:            ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        FIFTH THIRD MORTGAGE COMPANY
                                           Company

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________





                                     D-1-1

                                   EXHIBIT D-2

                       CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                         _________________, 200_


To:      _________________________________________________

__________________________________________________________

__________________________________________________________
         (the "Depository")

         As Company under the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, dated as of July 1, 2005 (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 5.04 of the Agreement, to be designated as "Fifth Third Mortgage Company, in trust for Lehman Brothers Bank, purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2005-FLOW." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                    FIFTH THIRD MORTGAGE COMPANY
                                       Company


                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                    Date:_______________________________________



                                     D-2-1

         The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The amount deposited at any time in the account will be insured up to the maximum allowable amount by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").


                                    ____________________________________________
                                    Depository


                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                    Date:_______________________________________




                                     D-2-2

                                   EXHIBIT E-1

                          ESCROW ACCOUNT CERTIFICATION

                                                        __________________, 200_

         Fifth Third Mortgage Company hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 5.06 of the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, dated as of July 1, 2005.

         Title of Account:_"Fifth Third Mortgage Company, in trust for Lehman Brothers Bank, purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2005-FLOW, and various Mortgagors."

Account Number:__________________

Address of office or branch
of the Company at
which Account is maintained:            ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________



                                        FIFTH THIRD MORTGAGE COMPANY
                                           Company


                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________



                                     E-1-1

                                   EXHIBIT E-2

                         ESCROW ACCOUNT LETTER AGREEMENT

                                                       ___________________, 200_


To:      _________________________________________________

__________________________________________________________

__________________________________________________________
         (the "Depository")

         As Company under the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, dated as of July 1, 2005 (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 5.06 of the Agreement, to be designated as "Fifth Third Mortgage Company, in trust for Lehman Brothers Bank, purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2005-FLOW, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                      FIFTH THIRD MORTGAGE COMPANY
                                          Company


                                      By: ______________________________________

                                      Name: ____________________________________

                                      Title: ___________________________________

                                      Date:_____________________________________






                                     E-2-1

         The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The amount deposited at any time in the account will be insured up to the maximum allowable amount by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").



                                      __________________________________________
                                      Depository


                                      By: ______________________________________

                                      Name: ____________________________________

                                      Title: ___________________________________

                                      Date:_____________________________________








                                     E-2-2

                                   EXHIBIT F-1

                        FORM OF MONTHLY REMITTANCE ADVICE

FIELD NAME                          DESCRIPTION                                                      FORMAT
----------                          -----------                                                      ------
INVNUM                              INVESTOR LOAN NUMBER                                             Number no decimals
SERVNUM                             SERVICER LOAN NUMBER, REQUIRED                                   Number no decimals
BEGSCHEDBAL                         BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED                      Number two decimals
                                    BEGINNING TRAIL BALANCE FOR ACTUAL/ACTUAL,
                                    REQUIRED
SCHEDPRIN                           SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED               Number two decimals
                                    ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL,
                                    REQUIRED, .00 IF NO COLLECTIONS
CURT1                               CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE                      Number two decimals
CURT1DATE                           CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE                      DD-MMM-YY
CURT1ADJ                            CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE                  Number two decimals
CURT2                               CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE                      Number two decimals
CURT2DATE                           CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE                      DD-MMM-YY
CURT2ADJ                            CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE                  Number two decimals
LIQPRIN                             PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE             Number two decimals
OTHPRIN                             OTHER PRINCIPAL, .00 IF NOT APPLICABLE                           Number two decimals
PRINREMIT                           TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE         Number two decimals
INTREMIT                            NET INTEREST REMIT, INCLUDE PAYOFF INTEREST,                     Number two decimals
                                    .00 IF NOT APPLICABLE
TOTREMIT                            TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE                   Number two decimals
ENDSCHEDBAL                         ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED                 Number two decimals
                                    ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL
                                    .00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDACTBAL                           ENDING TRIAL BALANCE                                             Number two decimals
                                    .00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDDUEDATE                          ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT                DD-MMM-YY
ACTCODE                             60 IF PAIDOFF, BLANK IF NOT APPLICABLE                           Number no decimals
ACTDATE                             ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE                      DD-MMM-YY
INTRATE                             INTEREST RATE, REQUIRED                                          Number seven decimals
                                                                                                     Example .0700000 for 7.00%
SFRATE                              SERVICE FEE RATE, REQUIRED                                       Number seven decimals
                                                                                                     Example .0025000 for .25%
PTRATE                              PASS THRU RATE, REQUIRED                                         Number seven decimals
                                                                                                     Example .0675000 for 6.75%
PIPMT                               P&I CONSTANT, REQUIRED                                           Number two decimals
                                    .00 IF PAIDOFF

                                     F-1-1

                                   EXHIBIT F-2

                STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

------------------------------------------------------------------------------------------------------------------------------------
DATA FIELD        FORMAT                                                                DATA DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
% of MI coverage  NUMBER(6,5)                                                           The percent of coverage provided by the PMI
                                                                                        company in the event of loss on a defaulted
                                                                                        loan.
------------------------------------------------------------------------------------------------------------------------------------
Actual MI claim   DATE(MM/DD/YYYY)                                                      Actual date that the claim was submitted to
filed date                                                                              the PMI company.
------------------------------------------------------------------------------------------------------------------------------------
Actual bankruptcy DATE(MM/DD/YYYY)                                                      Actual date that the bankruptcy petition is
start date                                                                              filed with the court.
------------------------------------------------------------------------------------------------------------------------------------
Actual MI claim   NUMBER(15,2)                                                          The amount of the claim that was filed by
amount filed                                                                            the servicer with the PMI company.
------------------------------------------------------------------------------------------------------------------------------------
Actual discharge  DATE(MM/DD/YYYY)                                                      Actual date that the Discharge Order is
date                                                                                    entered in the bankruptcy docket.
------------------------------------------------------------------------------------------------------------------------------------
Actual due date   DATE(MM/DD/YYYY)                                                      Actual due date of the next outstanding
                                                                                        payment amount due from the mortgagor.
------------------------------------------------------------------------------------------------------------------------------------
Actual eviction   DATE(MM/DD/YYYY)                                                      Actual date that the eviction proceedings
complete date                                                                           are completed by local counsel.
------------------------------------------------------------------------------------------------------------------------------------
Actual eviction   DATE(MM/DD/YYYY)                                                      Actual date that the eviction proceedings
start date                                                                              are commenced by local counsel.
------------------------------------------------------------------------------------------------------------------------------------
Actual first      DATE(MM/DD/YYYY)                                                      Actual date that foreclosure counsel filed
legal date                                                                              the first legal action as defined by state
                                                                                        statute.
------------------------------------------------------------------------------------------------------------------------------------
Actual redemption DATE(MM/DD/YYYY)                                                      Actual date that the foreclosure redemption
end date                                                                                period expires.
------------------------------------------------------------------------------------------------------------------------------------
Bankruptcy        VARCHAR2(2) 7=Chapter 7 filed  11=Chapter 11 filed                    Chapter of bankruptcy filed.
chapter                      12=Chapter 12 filed 13=Chapter 13 filed
------------------------------------------------------------------------------------------------------------------------------------
Bankruptcy flag   VARCHAR2(2) Y=Active Bankruptcy  N=No Active Bankruptcy               Servicer defined indicator that identifies
                                                                                        that the property is an asset in an active
                                                                                        bankruptcy case.
------------------------------------------------------------------------------------------------------------------------------------
Bankruptcy Case   VARCHAR2(15)                                                          The court assigned case number of the
Number                                                                                  bankruptcy filed by a party with interest in
                                                                                        the property.
------------------------------------------------------------------------------------------------------------------------------------

                                      F-2-1

------------------------------------------------------------------------------------------------------------------------------------
MI claim amount   NUMBER(15,2)                                                          The amount paid to the servicer by the PMI
paid                                                                                    company as a result of submitting an MI
                                                                                        claim.
------------------------------------------------------------------------------------------------------------------------------------
MI claim funds    DATE(MM/DD/YYYY)                                                      Actual date that funds were received from
received date                                                                           the PMI company as a result of transmitting
                                                                                        an MI claim.
------------------------------------------------------------------------------------------------------------------------------------
Current loan      NUMBER(10,2)                                                          Current unpaid principal balance of the loan
amount                                                                                  as of the date of reporting to Aurora Master
                                                                                        Servicing.
------------------------------------------------------------------------------------------------------------------------------------
Date FC sale      DATE(MM/DD/YYYY)                                                      Date that the foreclosure sale is scheduled
scheduled                                                                               to be held.
------------------------------------------------------------------------------------------------------------------------------------
Date relief/      DATE(MM/DD/YYYY)                                                      Actual date that the dismissal or relief
dismissal granted                                                                       from stay order is entered by the bankruptcy
                                                                                        court.
------------------------------------------------------------------------------------------------------------------------------------
Date REO offer    DATE(MM/DD/YYYY)                                                      Actual date of acceptance of an REO offer.
accepted
------------------------------------------------------------------------------------------------------------------------------------
Date REO offer    DATE(MM/DD/YYYY)                                                      Actual date of receipt of an REO offer.
received
------------------------------------------------------------------------------------------------------------------------------------
Delinquency value NUMBER(10,2)                                                          Value obtained typically from a BPO prior to
                                                                                        foreclosure referral not related to loss
                                                                                        mitigation activity.
------------------------------------------------------------------------------------------------------------------------------------
Delinquency value VARCHAR2(15) BPO=Broker's Price Opinion  Appraisal=Appraisal          Name of vendor or management company that
source                                                                                  provided the delinquency valuation amount.
------------------------------------------------------------------------------------------------------------------------------------
Delinquency value DATE(MM/DD/YYYY)                                                      Date that the delinquency valuation amount
date                                                                                    was completed by vendor or property
                                                                                        management company.
------------------------------------------------------------------------------------------------------------------------------------
Delinquency flag  VARCHAR2(2) Y=90+ delinq. Not in FC, Bky or Loss mit                  Servicer defined indicator that identifies
                              N=Less than 90 days delinquent                            that the loan is delinquent but is not
                                                                                        involved in loss mitigation, foreclosure,
                                                                                        bankruptcy or REO.
------------------------------------------------------------------------------------------------------------------------------------
Foreclosure flag  VARCHAR2(2) Y=Active foreclosure   N=No active foreclosure            Servicer defined indicator that identifies
                                                                                        that the loan is involved in foreclosure
                                                                                        proceedings.
------------------------------------------------------------------------------------------------------------------------------------
Corporate expense NUMBER(10,2)                                                          Total of all cumulative expenses advanced by
balance                                                                                 the servicer for non-escrow expenses such as
                                                                                        but not limited to: FC fees and costs,
                                                                                        bankruptcy fees and costs, property
                                                                                        preservation and property inspections.
------------------------------------------------------------------------------------------------------------------------------------

                                      F-2-2

------------------------------------------------------------------------------------------------------------------------------------
Foreclosure       DATE(MM/DD/YYYY)                                                      Actual date that the loan was referred to
attorney referral                                                                       local counsel to begin foreclosure
date                                                                                    proceedings.
------------------------------------------------------------------------------------------------------------------------------------
Foreclosure       NUMBER(15,2)                                                          Value obtained during the foreclosure
valuation amount                                                                        process. Usually as a result of a BPO and
                                                                                        typically used to calculate the bid.
------------------------------------------------------------------------------------------------------------------------------------
Foreclosure       DATE(MM/DD/YYYY)                                                      Date that foreclosure valuation amount was
valuation date                                                                          completed by vendor or property management
                                                                                        company.
------------------------------------------------------------------------------------------------------------------------------------
Foreclosure       VARCHAR2(80) BPO=Broker's Price Opinion   Appraisal=Appraisal         Name of vendor or management company that
valuation source                                                                        provided the foreclosure valuation amount.
------------------------------------------------------------------------------------------------------------------------------------
FHA 27011A        DATE(MM/DD/YYYY)                                                      Actual date that the FHA 27011A claim was
transmitted date                                                                        submitted to HUD.
------------------------------------------------------------------------------------------------------------------------------------
FHA 27011 B       DATE(MM/DD/YYYY)                                                      Actual date that the FHA 27011B claim was
transmitted date                                                                        submitted to HUD.
------------------------------------------------------------------------------------------------------------------------------------
VA LGC/ FHA Case  VARCHAR2(15)                                                          Number that is assigned individually to the
number                                                                                  loan by either HUD or VA at the time of
                                                                                        origination.  The number is located on the
                                                                                        Loan Guarantee Certificate (LGC) or the
                                                                                        Mortgage Insurance Certificate (MIC).
------------------------------------------------------------------------------------------------------------------------------------
FHA Part A funds  DATE(MM/DD/YYYY)                                                      Actual date that funds were received from
received date                                                                           HUD as a result of transmitting the 27011A
                                                                                        claim.
------------------------------------------------------------------------------------------------------------------------------------
Foreclosure       DATE(MM/DD/YYYY)                                                      Actual date that the foreclosure sale was
actual sale date                                                                        held.
------------------------------------------------------------------------------------------------------------------------------------
Servicer loan     VARCHAR2(15)                                                          Individual number that uniquely identifies
number                                                                                  loan as defined by servicer.
------------------------------------------------------------------------------------------------------------------------------------
Loan type         VARCHAR2(2) 1=FHA Residential       2=VA Residential                  Type of loan being serviced generally
                              3=Conventional w/o PMI  4=Commercial                      defined by the existence of certain types of
                              5=FHA Project           6=Conventional w/PMI              insurance. (ie: FHA, VA, conventional
                              7=HUD 235/265           8=Daily Simple Interest Loan      insured, conventional uninsured, SBA, etc.)
                              9=Farm Loan             U=Unknown
                              S=Sub prime
------------------------------------------------------------------------------------------------------------------------------------
Loss mit approval DATE(MM/DD/YYYY)                                                      The date determined that the servicer and
date                                                                                    mortgagor agree to pursue a defined loss
                                                                                        mitigation alternative.
------------------------------------------------------------------------------------------------------------------------------------

                                      F-2-3

------------------------------------------------------------------------------------------------------------------------------------
Loss mit flag     VARCHAR2(2) Y=Active loss mitigation  N=No active loss mitigation     Servicer defined indicator that identifies
                                                                                        that the loan is involved in completing a
                                                                                        loss mitigation alternative.
------------------------------------------------------------------------------------------------------------------------------------
Loss mit removal  DATE(MM/DD/YYYY)                                                      The date that the mortgagor is denied loss
date                                                                                    mitigation alternatives or the date that the
                                                                                        loss mitigation alternative is completed
                                                                                        resulting in a current or liquidated loan.
------------------------------------------------------------------------------------------------------------------------------------
Loss mit type     VARCHAR2(2)  L=Loss Mitigation                 LT=Litigation pending  The defined loss mitigation alternative
                               NP=Pending non-performing sale    CH=Charge off          identified on the loss mit approval date.
                               DI=Deed in lieu                   FB=Forbearance plan
                               MO=Modification                   PC=Partial claim
                               SH=Short sale                     VA=VA refunding
------------------------------------------------------------------------------------------------------------------------------------
Loss mit value    NUMBER(10,2)                                                          Value obtained typically from a BPO prior to
                                                                                        foreclosure sale intended to aid in the
                                                                                        completion of loss mitigation activity.
------------------------------------------------------------------------------------------------------------------------------------
Loss mit value    DATE(MM/DD/YYYY)                                                      Name of vendor or management company that
date                                                                                    provided the loss mitigation valuation
                                                                                        amount.
------------------------------------------------------------------------------------------------------------------------------------
Loss mit value    VARCHAR2(15)  BPO=Broker's Price Opinion  Appraisal=Appraisal         Date that the loss mitigation valuation
source                                                                                  amount was completed by vendor or property
                                                                                        management company.
------------------------------------------------------------------------------------------------------------------------------------
MI certificate    VARCHAR2(15)                                                          A number that is assigned individually to
number                                                                                  the loan by the PMI company at the time of
                                                                                        origination. Similar to the VA LGC/FHA Case
                                                                                        Number in purpose.
------------------------------------------------------------------------------------------------------------------------------------
LPMI Cost         NUMBER(7,7)                                                           The current premium paid to the PMI company
                                                                                        for Lender Paid Mortgage Insurance.
------------------------------------------------------------------------------------------------------------------------------------
Occupancy status  VARCHAR2(1)   O=Owner occupied    T=Tenant occupied                   The most recent status of the property
                                U=Unknown           V=Vacant                            regarding who if anyone is occupying the
                                                                                        property.  Typically a result of a routine
                                                                                        property inspection.
------------------------------------------------------------------------------------------------------------------------------------
First Vacancy     DATE(MM/DD/YYYY)                                                      The date that the most recent occupancy
date/Occupancy                                                                          status was determined. Typically the date
status date                                                                             of the most recent property inspection.
------------------------------------------------------------------------------------------------------------------------------------
Original loan     NUMBER(10,2)                                                          Amount of the contractual obligations (ie:
amount                                                                                  note and mortgage/deed of trust).
------------------------------------------------------------------------------------------------------------------------------------

                                      F-2-4

------------------------------------------------------------------------------------------------------------------------------------
Original value    NUMBER(10,2)                                                          Appraised value of property as of
amount                                                                                  origination typically determined through the
                                                                                        appraisal process.
------------------------------------------------------------------------------------------------------------------------------------
Origination date  DATE(MM/DD/YYYY)                                                      Date that the contractual obligations (ie:
                                                                                        note and mortgage/deed of trust) of the
                                                                                        mortgagor was executed.
------------------------------------------------------------------------------------------------------------------------------------
FHA Part B funds  DATE(MM/DD/YYYY)                                                      Actual date that funds were received from
received date                                                                           HUD as a result of transmitting the 27011B
                                                                                        claim.
------------------------------------------------------------------------------------------------------------------------------------
Post petition due DATE(MM/DD/YYYY)                                                      The post petition due date of a loan
date                                                                                    involved in a chapter 13 bankruptcy.
------------------------------------------------------------------------------------------------------------------------------------
Property          VARCHAR2(2) 1=Excellent           2=Good                              Physical condition of the property as most
condition                     3=Average             4=Fair                              recently reported to the servicer by vendor
                              5=Poor                6=Very poor                         or property management company.

------------------------------------------------------------------------------------------------------------------------------------
Property type     VARCHAR2(2)       1=Single family          2=Town house               Type of property secured by mortgage such
                  3=Condo           4=Multifamily            5=Other                    as: single family, 2-4 unit, etc.
                  6=Prefabricated   B=Commercial             C=Land only
                  7=Mobile home     U=Unknown                D=Farm
                  A=Church          P=PUD                    R=Row house
                  O=Co-op           M=Manufactured housing   24=2-4 family
                  CT=Condotel       MU=Mixed use
------------------------------------------------------------------------------------------------------------------------------------
Reason for        VARCHAR2(3) 001=Death of principal mtgr 02=Illness of principal mtgr  Cause of delinquency as identified by
default               003=Illness of mtgr's family member                               mortgagor.
                      004=Death of mtgr's family member   005=Marital difficulties
                      006=Curtailment of income           007=Excessive obligations
                      008=Abandonment of property         009=Distant employee transfer
                      011=Property problem                012=Inability to sell property
                      013=Inability to rent property      014=Military service
                      015=Other                           016=Unemployment
                      017=Business failure                019=Casualty loss
                      022=Energy-Environment costs        023=Servicing problems
                      026=Payment adjustment              027=Payment dispute
                      029=Transfer ownership pending      030=Fraud
                      031=Unable to contact borrower      INC=Incarceration
------------------------------------------------------------------------------------------------------------------------------------
REO repaired      NUMBER(10,2)                                                          The projected value of the property that is
value                                                                                   adjusted from the "as is" value assuming
                                                                                        necessary repairs have been made to the
                                                                                        property as determined by the
                                                                                        vendor/property management company.
------------------------------------------------------------------------------------------------------------------------------------

                                      F-2-5

------------------------------------------------------------------------------------------------------------------------------------
REO list price    NUMBER(15,2)                                                          The most recent listing/pricing amount as
adjustment amount                                                                       updated by the servicer for REO properties.
------------------------------------------------------------------------------------------------------------------------------------
REO list price    DATE(MM/DD/YYYY)                                                      The most recent date that the servicer
adjustment date                                                                         advised the agent to make an adjustment to
                                                                                        the REO listing price.
------------------------------------------------------------------------------------------------------------------------------------
REO value (as is) NUMBER(10,2)                                                          The value of the property without making any
                                                                                        repairs as determined by the vendor/property
                                                                                        management company.
------------------------------------------------------------------------------------------------------------------------------------
REO actual        DATE(MM/DD/YYYY)                                                      The actual date that the sale of the REO
closing date                                                                            property closed escrow.
------------------------------------------------------------------------------------------------------------------------------------
REO flag          VARCHAR2(7)     Y=Active REO       N=No active REO                    Servicer defined indicator that identifies
                                                                                        that the property is now Real Estate Owned.
------------------------------------------------------------------------------------------------------------------------------------
REO original      DATE(MM/DD/YYYY)                                                      The initial/first date that the property was
list date                                                                               listed with an agent as an REO.
------------------------------------------------------------------------------------------------------------------------------------
REO original      NUMBER(15,2)                                                          The initial/first price that was used to
list price                                                                              list the property with an agent as an REO.
------------------------------------------------------------------------------------------------------------------------------------
REO net sales     NUMBER(10,2)                                                          The actual REO sales price less closing
proceeds                                                                                costs paid. The net sales proceeds are
                                                                                        identified within the HUD1 settlement
                                                                                        statement.
------------------------------------------------------------------------------------------------------------------------------------
REO sales price   NUMBER(10,2)                                                          Actual sales price agreed upon by both the
                                                                                        purchaser and servicer as documented on the
                                                                                        HUD1 settlement statement.
------------------------------------------------------------------------------------------------------------------------------------
REO scheduled     DATE(MM/DD/YYYY)                                                      The date that the sale of the REO property
close date                                                                              is scheduled to close escrow.
------------------------------------------------------------------------------------------------------------------------------------
REO value date    DATE(MM/DD/YYYY)                                                      Date that the vendor or management company
                                                                                        completed the valuation of the property
                                                                                        resulting in the REO value (as is).
------------------------------------------------------------------------------------------------------------------------------------
REO value source  VARCHAR2(15)   BPO=Broker's Price Opinion     Appraisal=Appraisal     Name of vendor or management company that
                                                                                        provided the REO value (as is).
------------------------------------------------------------------------------------------------------------------------------------
Repay first due   DATE(MM/DD/YYYY)                                                      The due date of the first scheduled payment
date                                                                                    due under a forbearance or repayment plan
                                                                                        agreed to by both the mortgagor and
                                                                                        servicer.
------------------------------------------------------------------------------------------------------------------------------------
Repay next due    DATE(MM/DD/YYYY)                                                      The due date of the next outstanding payment
date                                                                                    due under a forbearance or repayment plan
                                                                                        agreed to by both the mortgagor and
                                                                                        servicer.
------------------------------------------------------------------------------------------------------------------------------------

                                      F-2-6

------------------------------------------------------------------------------------------------------------------------------------
Repay plan        DATE(MM/DD/YYYY)                                                      The servicer defined date upon which the
broken/                                                                                 servicer considers that the plan is no
reinstated/closed                                                                       longer in effect as a result of plan
date                                                                                    completion or mortgagor's failure to remit
                                                                                        payments as scheduled.
------------------------------------------------------------------------------------------------------------------------------------
Repay plan        DATE(MM/DD/YYYY)                                                      The date that both the mortgagor and
created date                                                                            servicer agree to the terms of a forbearance
                                                                                        or repayment plan.
------------------------------------------------------------------------------------------------------------------------------------
SBO loan number   NUMBER(9)                                                             Individual number that uniquely identifies
                                                                                        loan as defined by Aurora Master Servicing.
------------------------------------------------------------------------------------------------------------------------------------
Escrow balance/   NUMBER(10,2)                                                          The positive or negative account balance
advance balance                                                                         that is dedicated to payment of hazard
                                                                                        insurance, property taxes, MI, etc. (escrow
                                                                                        items only)
------------------------------------------------------------------------------------------------------------------------------------
Title approval    DATE(MM/DD/YYYY)                                                      The actual date that the title approval was
letter received                                                                         received as set forth in the HUD title
date                                                                                    approval letter.
------------------------------------------------------------------------------------------------------------------------------------
Title package     DATE(MM/DD/YYYY)                                                      The actual date that the title package was
HUD/VA date                                                                             submitted to either HUD or VA.
------------------------------------------------------------------------------------------------------------------------------------
VA claim funds    DATE(MM/DD/YYYY)                                                      The actual date that funds were received by
received date                                                                           the servicer from the VA for the expense
                                                                                        claim submitted by the servicer.
------------------------------------------------------------------------------------------------------------------------------------
VA claim          DATE(MM/DD/YYYY)                                                      The actual date that the expense claim was
submitted date                                                                          submitted by the servicer to the VA.
------------------------------------------------------------------------------------------------------------------------------------
VA first funds    NUMBER(15,2)                                                          The amount of funds received by the servicer
received amount                                                                         from VA as a result of the specified bid.
------------------------------------------------------------------------------------------------------------------------------------
VA first funds    DATE(MM/DD/YYYY)                                                      The date that the funds from the specified
received date                                                                           bid were received by the servicer from the
                                                                                        VA.
------------------------------------------------------------------------------------------------------------------------------------
VA NOE submitted  DATE(MM/DD/YYYY)                                                      Actual date that the Notice of Election to
date                                                                                    Convey was submitted to the VA.
------------------------------------------------------------------------------------------------------------------------------------
Zip Code          VARCHAR2(5)                                                           US postal zip code that corresponds to
                                                                                        property location.
------------------------------------------------------------------------------------------------------------------------------------

                                      F-2-7

------------------------------------------------------------------------------------------------------------------------------------
FNMA Delinquency  VARCHAR2(3)         09=Forbearance          17=Preforeclosure sale    The code that is electronically reported to
status code       24=Drug seizure     26=Refinance            27=Assumption             FNMA by the servicer that reflects the
                  28=Modification     29=Charge-off           30=Third-party sale       current defaulted status of a loan. (ie: 65,
                  31=Probate          32=Military indulgence  43=Foreclosure            67, 43 or 44)
                  44=Deed-in-lieu     49=Assignment           61=Second lien
                                                                 considerations
                  62=VA no-bid        63=VA Refund            64=VA Buydown
                  65=Ch. 7 bankruptcy 66=Ch. 11 bankruptcy    67=Ch. 13 bankruptcy
------------------------------------------------------------------------------------------------------------------------------------
FNMA delinquency  VARCHAR2(3) 001=Death of principal mtgr 002=Illness of principal mtgr The code that is electronically reported to
reason code       003=Illness of mtgr's family member 004=Death of mtgr's family member FNMA by the servicer that describes the
                  005=Marital difficulties            006=Curtailment of income         circumstance that appears to be the primary
                  007=Excessive obligations           008=Abandonment of property       contributing factor to the delinquency.
                  009=Distant employee transfer       011=Property problem
                  012=Inability to sell property      013=Inability to rent property
                  014=Military service                015=Other
                  016=Unemployment                    017=Business failure
                  019=Casualty loss                   022=Energy-Environment costs
                  023=Servicing problems              026=Payment adjustment
                  027=Payment dispute                 029=Transfer ownership pending
                  030=Fraud                           031=Unable to contact  borrower
                  INC=Incarceration
------------------------------------------------------------------------------------------------------------------------------------
Suspense balance  NUMBER(10,2)                                                          Money submitted to the servicer, credited to
                                                                                        the mortgagor's account but not allocated to
                                                                                        principal, interest, escrow, etc.
------------------------------------------------------------------------------------------------------------------------------------
Restricted escrow NUMBER(10,2)                                                          Money held in escrow by the mortgage company
balance                                                                                 through completion of repairs to property.
------------------------------------------------------------------------------------------------------------------------------------
Investor number   NUMBER(10,2)                                                          Unique number assigned to a group of loans
                                                                                        in the servicing system.
------------------------------------------------------------------------------------------------------------------------------------

                                     F-2-8

                                    EXHIBIT G

                            ASSIGNMENT AND ASSUMPTION

                                                         _________________, 200_

         ASSIGNMENT AND ASSUMPTION, dated __________, between
__________________________________, a ___________________ corporation having an office at __________________ ("Assignor") and _________________________________,
a __________________ corporation having an office at __________________
("Assignee"):

         For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

         1. The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as purchaser, in, to and under that certain Flow Purchase, Warranties and Servicing Agreement (the "Flow Purchase, Warranties and Servicing Agreement"), dated as of July 1, 2005, by and between Lehman Brothers Bank, FSB (the "Purchaser"), and Fifth Third Mortgage Company (the "Company") with respect to the Mortgage Loans attached on the exhibit hereto by the Company to the Assignor.

         2. The Assignor warrants and represents to, and covenants with, the Assignee that:

         a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

         b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Flow Purchase, Warranties and Servicing Agreement or the Mortgage Loans;

         c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Flow Purchase, Warranties and Servicing Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Flow Purchase, Warranties and Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Flow Purchase, Warranties and Servicing Agreement or the Mortgage Loans; and

         d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the "33 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto.

         3. The Assignee warrants and represents to, and covenants with, the Assignor and the Company that:

         a. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Flow Purchase, Warranties and Servicing Agreement, the Mortgage Loans and the Custodial Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as Purchaser thereunder;

         b. The Assignee understands that the Mortgage Loans have not been registered under the 33 Act or the securities laws of any state;

         c. The purchase price being paid by the Assignee for the Mortgage Loans are in excess of $250,000 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

         d. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person. In this connection, neither the Assignee nor any Person authorized to act therefor has offered the Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) of U.S. Securities and Exchange Commission Regulation D, promulgated under the 1933 Act;

         e. The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

         f. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company;

         g. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the 33 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

         h. Either: (1) the Assignee is not an employee benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan (also "Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code"), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

         i. The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and the Flow Purchase, Warranties and Servicing Agreement is:

         ___________________________
         ___________________________
         ___________________________

         Attention: ________________

         The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Flow Purchase, Warranties and Servicing Agreement are:

         ___________________________
         ___________________________
         ___________________________

         IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed by their duly authorized officers as of the date first above written.



_________________________________        _________________________________
Assignor                                 Assignee


By:______________________________        By: _____________________________

Its:_____________________________        Its: ____________________________

                                    EXHIBIT H

                         COMPANY'S OFFICER'S CERTIFICATE

                  I, ____________________, hereby certify that I am the duly elected [Vice] President of Fifth Third Mortgage Company, a corporation organized under the laws of the state of Ohio, (the "Company") and further as follows:

                  (1) Attached hereto as Exhibit 1 is a true, correct and complete copy of the certificate of incorporation of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification.

                  (2) Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification.

                  (3) Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

                  (4) Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver each of the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, Group No. 2005-FLOW dated July 1, 2005 by and between the Company and Lehman Brothers Bank, FSB (the "Purchaser") (the "Purchase Agreement") and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original signature, and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification.

                  (5) Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Purchase Agreement, the sale of the mortgage loans or the consummation of the transactions contemplated by the agreements; or
         (ii) any required consent, approval, authorization or order has been obtained by the Company.

                  (6) Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Purchase Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

                  (7) There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Purchase Agreement or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Purchase Agreement.

                  (8) Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed (a) the Purchase Agreement and (b) any other document delivered prior hereto or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

                  (9) The Company is duly authorized to engage in the transactions described and contemplated in the Purchase Agreement.

                  (10) The Mortgage Loans are not subject to any security interest, claim, pledge, hypothecation or lien.

         IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.


Dated: __________________________________  By: _________________________________
       [Seal]                              Name: _______________________________
                                           Title: [Vice] President

         I, ________________________, an [Assistant] Secretary of Fifth Third Mortgage Company, hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

         IN WITNESS WHEREOF, I have hereunto signed my name.


Dated: __________________________________  By:
       [Seal]                              Name:
                                           Title: [Vice] President

                                                                    EXHIBIT 5 to
                                                 Company's Officer's Certificate

Name                       Title                    Signature

                                                    ____________________________

                                                    ____________________________

                                                    ____________________________

                                                    ____________________________

                                                    ____________________________

                                    EXHIBIT I

                    FORM OF OPINION OF COUNSEL TO THE COMPANY

                                     (date)

Lehman Brothers Bank, FSB
745 Seventh Avenue
7th Floor
New York, New York 10019

Dear Sirs:

         You have requested [our] [my] opinion, as [Assistant] General Counsel to Fifth Third Mortgage Company (the "Company"), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Flow Mortgage Loan Purchase, Warranties and Servicing Agreement by and between the Company and Lehman Brothers Bank, FSB (the "Purchaser"), Group No. 2005-FLOW dated as of July 1, 2005 (the "Purchase Agreement") which sale is in the form of whole loans, serviced pursuant thereto. Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

         [We] [I] have examined the following documents:

         1.       the Purchase Agreement;

         2.       the form of Assignment of Mortgage;

         3.       the form of endorsement of the Mortgage Notes; and

         4. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

         To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Company contained in the Purchase Agreement. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

         Based upon the foregoing, it is [our] [my] opinion that:

         1. The Company is a corporation duly formed, validly existing and in good standing under the laws of the state of Ohio and is qualified to transact business in, and is in good standing under, the laws of the state of Ohio.

         2. The Company has the power to engage in the transactions contemplated by the Purchase Agreement and all requisite power, authority and legal right to execute and deliver the Purchase Agreement, and to perform and observe the terms and conditions of such Agreement.

         3. The Purchase Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

         4. The Company has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Purchase Agreement and by original signature in order to execute the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original signature of the officer at the Company executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

         5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Purchase Agreement or the sale of the Mortgage Loans or the consummation of the transactions contemplated by the Purchase Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

         6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Purchase Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

         7. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Company which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Purchase Agreement, or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Purchase Agreement.

         8. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement is sufficient to fully transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

         9. The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in the Purchase Agreement. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

         This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.


                                          Very truly yours,

                                          [Name]
                                          [Assistant] General Counsel

                                   EXHIBIT J-1

                         SECURITY RELEASE CERTIFICATION


                                                  ___________________, 200_

Federal Home Loan Bank of
______(the "Association")
_________________________________
_________________________________
_________________________________

Attention: ______________________
_________________________________


         Re: Notice of Sale and Release of Collateral

Dear Sirs:

         This letter serves as notice that Fifth Third Mortgage Company, a corporation formed pursuant to the laws of the state of Ohio (the "Company") has committed to sell to Lehman Brothers Bank, FSB under a Flow Mortgage Loan Purchase, Warranties and Servicing Agreement Group No. 2005-FLOW, dated as of July 1, 2005, certain mortgage loans originated by the Company. The Company warrants that the mortgage loans to be sold to Lehman Brothers Bank, FSB on this date pursuant to the Acknowledgment and Conveyance Agreement dated as of ________ (the "Related Loans") are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

         The Company acknowledges that the Related Loans shall not be used as additional or substitute collateral for advances made by the Association. Lehman Brothers Bank, FSB understands that the balance of the Company's mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

                                     J-1-1

         Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the Related Loans.



                                       Very truly yours,

                                       FIFTH THIRD MORTGAGE COMPANY

                                       By:_____________________________________
                                          Name:
                                          Title:
                                          Date:



Acknowledged and approved:

FEDERAL HOME LOAN BANK OF


______________________________________

By: __________________________________
Name:
Title:
Date:











                                     J-1-2

                                   EXHIBIT J-2

                         SECURITY RELEASE CERTIFICATION

                         I. Release of Security Interest

         The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by Lehman Brothers Bank, FSB from the Company named below pursuant to that certain Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, Group No. 2005-FLOW, dated as of July 1, 2005 and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company named below or its designees, as of the date and time of the sale of such Mortgage Loans to Lehman Brothers Bank, FSB pursuant to the Acknowledgment and Conveyance Agreement dated as of __________.



Name and Address of Financial Institution




_____________________________________________________
                        (name)



_____________________________________________________
                       (Address)



By: _________________________________________________







                                     J-2-1

                          II. Certification of Release

         The Company named below hereby certifies to Lehman Brothers Bank, FSB, that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Lehman Brothers Bank, FSB, the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.



                                       FIFTH THIRD MORTGAGE COMPANY



                                       By: ___________________________________
                                           Name:
                                           Date:























                                     J-2-2